UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material under to §240.14a-12

Vince Holding Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒ No fee required

☐ Fee paid previously with preliminary materials

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

VINCE HOLDING CORP.

500 Fifth Avenue, 20th Floor

New York, New York 10110

May 2, 2025

To Our Stockholders:

You are cordially invited to attend the 2025 Annual Meeting of Stockholders of Vince Holding Corp. which will be conducted virtually online on Thursday, June 5, 2025, at 10:30 a.m., Eastern Time. We are holding the Annual Meeting in a virtual format via a live webcast, which can be accessed on the Internet by visiting http://www.virtualshareholdermeeting.com/VNCE2025.

Details on how to attend the meeting online and of the business to be conducted at the Annual Meeting are provided in the accompanying Notice of Meeting of Stockholders and Proxy Statement.

Your vote is important. Please take the time to carefully read each of the proposals described in the enclosed Proxy Statement and cast your vote by signing and returning your proxy card in the enclosed postage-prepaid envelope, by telephone or over the Internet by following the instructions on the enclosed proxy card.

Thank you for your support of Vince Holding Corp.

Sincerely,

Brendan Hoffman Chief Executive Officer

VINCE HOLDING CORP.

500 Fifth Avenue, 20th Floor

New York, New York 10110

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

NOTICE IS HEREBY GIVEN that the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of Vince Holding Corp. (the “Company,” “we,” “us” or “our”) will be held virtually online on Thursday, June 5, 2025 at 10:30 a.m., Eastern Time, for the following purposes to:

1.
elect the Class II directors, Kelly Griffin, Brendan Hoffman and Eugenia Ulasewicz, to serve until our annual meeting of stockholders to be held in 2028 and until their respective successors are duly elected and qualified;
2.
ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2026;
3.
approve, on a non-binding, advisory basis, the compensation of our named executive officers;
4.
approve, on a non-binding, advisory basis, the frequency with which future stockholder advisory votes on the compensation of our named executive officers will be conducted; and
5.
transact any other business properly brought before the Annual Meeting or any adjournment or postponement thereof.

We are holding the Annual Meeting in a virtual format via a live webcast, which can be accessed on the Internet by visiting http://www.virtualshareholdermeeting.com/VNCE2025.

The Company’s board of directors has declared the close of business on April 21, 2025 as the record date for the Annual Meeting. Only stockholders of record on April 21, 2025 are entitled to receive notice of and vote at the Annual Meeting.

We appreciate your continued support of Vince Holding Corp.

By Order of the Board of Directors

Akiko Okuma
Chief Administrative Officer and General Counsel

New York, New York

May 2, 2025

THE BOARD OF DIRECTORS URGES YOU TO VOTE BY THE INTERNET OR BY TELEPHONE OR TO MARK, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE POSTAGE-PREPAID ENVELOPE PROVIDED.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON THURSDAY, JUNE 5, 2025

THE NOTICE AND PROXY STATEMENT AND THE ANNUAL REPORT ARE AVAILABLE AT http://www.proxyvote.com

VINCE HOLDING CORP.

500 Fifth Avenue, 20th Floor

New York, New York 10110

PROXY STATEMENT

The board of directors (the “Board of Directors”) of Vince Holding Corp. (the “Company,” “we,” “us” or “our”) is soliciting your proxy to vote at the 2025 Annual Meeting of Stockholders to be held on Thursday June 5, 2025, at 10:30 a.m., Eastern Time, and any adjournment or postponement of that meeting (the “Annual Meeting”). We are holding the Annual Meeting in a virtual format via a live webcast, which can be accessed on the Internet by visiting http://www.virtualshareholdermeeting.com/VNCE2025.

We expect to first make this Proxy Statement available together with our Annual Report on Form 10-K for the fiscal year ended February 1, 2025 on or about May 2, 2025, to our stockholders of record as of the close of business on April 21, 2025 (the “Record Date”). The Company’s principal executive offices are located at 500 Fifth Avenue, 20th Floor, New York, New York 10110 and its telephone number is (323) 421-5980.

Introductory Note About the Company

Vince Holding Corp., formerly known as Apparel Holding Corp. and Kellwood Holding Corp., was incorporated in Delaware in February 2008 in connection with the acquisition of Kellwood Company, LLC ("Kellwood Company") by affiliates of Sun Capital Partners, Inc. (“Sun Capital”). We completed an initial public offering of our common stock on November 27, 2013 (the “IPO”). On April 21, 2023, V Opco, LLC, the Company's wholly owned indirect subsidiary, entered into an Intellectual Property Asset Purchase Agreement, by and among V Opco, LLC, ABG-Vince LLC ("ABG Vince"), a newly formed indirect subsidiary of Authentic Brands Group, LLC, the Company and ABG Intermediate Holdings 2 LLC, whereby V Opco, LLC sold its intellectual property assets related to the business operated under the VINCE brand (the “Licensed Property”) to ABG Vince at closing (the "Asset Sale"). The Company closed the Asset Sale on May 25, 2023. On May 25, 2023, in connection with the Asset Sale, V Opco, LLC entered into a License Agreement with ABG Vince, which provides V Opco, LLC with an exclusive long-term license to use the Licensed Property in the Territory to the Approved Accounts (each as defined in the License Agreement).

On January 22, 2025, P180 Vince Acquisition Co. ("P180") acquired a majority stake in the Company from Sun Capital (the "P180 Acquisition").

Our fiscal year ends on the Saturday closest to January 31. For the purposes of this Proxy Statement, “fiscal 2023” refers to our fiscal year ended February 3, 2024 and “fiscal 2024” refers to our fiscal year ended February 1, 2025.

Forward-Looking Statements

This proxy statement contains forward-looking information within the meaning of the Private Securities Litigation Reform Act of 1995 that is subject to certain risks and uncertainties that could cause actual results to differ materially from those projected, expressed, or implied by such forward-looking information. Risks and uncertainties that could cause or contribute to such differences include, but are not limited to, those discussed in Part I, Item 1A, “Risk Factors” included in our Annual Report on Form 10-K for the fiscal year ended February 1, 2025. To the extent permitted under applicable law, we assume no obligation to update any forward-looking statements as a result of new information or future events.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

Why am I receiving these materials?

The Board of Directors is soliciting proxies for the Annual Meeting.

Where and When is the Annual Meeting?

We will hold the Annual Meeting on Thursday, June 5, 2025, at 10:30 a.m., Eastern Time. We are holding the Annual Meeting in a virtual format via a live webcast, which can be accessed on the Internet by visiting http://www.virtualshareholdermeeting.com/VNCE2025.

What am I being asked to vote on at the Annual Meeting?

We are asking our stockholders to consider the following proposals:

•
the election of the Class II directors, Kelly Griffin, Brendan Hoffman and Eugenia Ulasewicz, to serve until our annual meeting of stockholders to be held in 2028 and until their respective successors are duly elected and qualified;
•
the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2026;
•
the approval, on a non-binding, advisory basis, of the compensation of our named executive officers. Even though your vote is advisory and therefore will not be binding on the Company, the compensation and human resources committee (the “Compensation Committee”) of the Board of Directors will review the voting results and take them into consideration when making future decisions regarding executive compensation;
•
the approval, on a non-binding, advisory basis, the frequency with which future stockholder advisory votes on the compensation of our named executive officers will be conducted; and
•
any other business properly introduced at the Annual Meeting or any adjournment or postponement thereof.

How does the Board of Directors recommend I vote on these proposals?

The Board of Directors recommends a vote:

•
“FOR” the election of the Class II directors, Kelly Griffin, Brendan Hoffman and Eugenia Ulasewicz, to serve until our annual meeting of stockholders to be held in 2028 or until their respective successors are duly elected and qualified;
•
“FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2026;
•
“FOR” the approval, on a non-binding, advisory basis, of the compensation of our named executive officers; and
•
“FOR” the option of "ONE YEAR" as the frequency of future stockholder advisory votes on the compensation of our named executive officers.

What must I do if I want to attend the Annual Meeting?

Attendance at the Annual Meeting is limited to individuals who were stockholders as of the Record Date. Online registration will begin on Thursday, June 5, 2025 at 10:30 a.m., Eastern Time, and you should allow ample time for the online check-in procedures. We are holding the Annual Meeting in a virtual format via a live webcast, which can be accessed on the Internet by visiting http://www.virtualshareholdermeeting.com/VNCE2025. Any recording of the Annual Meeting is not permitted.

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the Annual Meeting virtually during the check-in or meeting time, a technical support phone number will be available the day of the Annual Meeting on the meeting website.

How many votes do I have?

You have and may cast one vote for each share of our common stock that you owned at the close of business on the Record Date. These shares include:

•
shares registered directly in your name with Broadridge Corporate Issuer Solutions, Inc. (“Broadridge”), our transfer agent, for which you are considered the “stockholder of record;” and
•
shares held for you as the beneficial owner through a broker, bank or other nominee.

As of the Record Date, the Company had 12,843,067 shares of common stock issued and outstanding.

What is the difference between holding shares as a “stockholder of record” and as a “beneficial owner?”

If your shares are registered directly in your name with Broadridge, you are considered the “stockholder of record” with respect to those shares. We have sent the Notice of Meeting of Stockholders and Proxy Statement directly to you. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the enclosed proxy card or to electronically vote in person at the Annual Meeting. Throughout this Proxy Statement, we refer to stockholders who hold their shares directly with Broadridge as “stockholders of record.”

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of the shares held in street name. Your broker, bank or other nominee who is considered the stockholder of record with respect to those shares has forwarded the Notice of Meeting of Stockholders and Proxy Statement for the Annual Meeting to you. As the beneficial owner, you have the right to direct your broker or nominee on how to vote your shares. Beneficial owners are also invited to electronically attend the Annual Meeting. However, since a beneficial owner is not the stockholder of record, a beneficial owner may not electronically vote his or her shares of our common stock at the Annual Meeting unless such beneficial owner follows his or her broker’s procedures for obtaining a legal proxy. Throughout this Proxy Statement, we refer to stockholders who hold their shares through a broker, bank or other nominee as “beneficial owners” or “street name stockholders.”

What is a proxy?

It is your legal designation of another person to vote the stock you own. That other person is called your proxy. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card. We have designated two of our officers as proxies for the Annual Meeting to cast your vote. These officers are Yuji Okumura, our Chief Financial Officer, and Akiko Okuma, our Chief Administrative Officer and General Counsel.

How do I vote?

General

You can vote by proxy or online during the Annual Meeting. For specific methods of voting available to you, see below.

If you submit your proxy using any of the methods below, Yuji Okumura or Akiko Okuma will vote your shares in the manner you indicate. If you vote by telephone or Internet and choose to vote with the recommendation of the Board of Directors, or if you vote by mail, sign your proxy card and do not indicate specific choices, your shares will be voted “FOR” the election of all nominees for director; “FOR” the ratification of the appointment of our independent registered public accounting firm; “FOR” the approval, on a non-binding, advisory basis, of the compensation of our named executive officers, and “FOR” the option of "ONE YEAR" as the frequency of future stockholder advisory votes on the compensation of our named executive officers.

If any other matter is properly introduced at the Annual Meeting, your proxy will authorize Yuji Okumura or Akiko Okuma to vote in accordance with their best judgment. At the time this Proxy Statement was printed, we knew of no matters to be considered at the Annual Meeting other than the four proposals referenced in this Proxy Statement.

Voting Methods for Stockholders of Record

If you are a stockholder of record, you may vote by one of the following methods:

•
By Mail: you may authorize your proxy by completing, signing and dating your proxy card and returning it in the enclosed postage-prepaid reply envelope;

•
By Internet: you may vote online via the Internet by accessing the website http://www.proxyvote.com and following the instructions provided on the proxy card. Internet voting facilities will be available 24 hours a day and will close at 11:59 p.m., Eastern Time, on June 4, 2025;
•
By Telephone: you may vote by touch-tone telephone by calling 1-800-690-6903. Telephone voting facilities will be available 24 hours a day and will close at 11:59 p.m., Eastern Time, on June 4, 2025; or
•
Online During the Meeting: you may virtually attend and vote at the Annual Meeting by entering your access code; however, virtually attending the Annual Meeting without submitting the virtual ballot will not count as a vote.

Voting Methods for Street Name Stockholders

If you are a street name stockholder, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to instruct your broker, bank or other nominee on how to vote your shares. Street name stockholders should generally be able to vote by returning an instruction card, or by telephone or on the Internet. However, the availability of telephone and Internet voting will depend on the voting process of your broker, bank or other nominee. As discussed above, if you are a street name stockholder, you may not vote your shares virtually at the Annual Meeting unless you obtain a legal proxy from your broker, bank or other nominee.

Can I change my vote or revoke my proxy?

Yes.

If you are a stockholder of record, you can change your vote or revoke your proxy any time before the Annual Meeting by:

•
returning a later-dated proxy card;
•
entering a new vote by Internet or by telephone;
•
notifying the Secretary of the Company, in writing, at Vince Holding Corp., 500 Fifth Avenue, 20th Floor, New York, New York 10110, Attention: Secretary; or
•
virtually submitting a ballot at the Annual Meeting.

If you are a street name stockholder, your broker, bank or other nominee can provide you with instructions on how to change your vote.

What is a quorum?

A quorum is the minimum number of shares required to be present at the Annual Meeting for the Annual Meeting to be properly held under our third amended and restated bylaws and the Delaware General Corporation Law (the “DGCL”). The presence, in person or by proxy, of a majority of all issued and outstanding shares of our common stock entitled to vote at the Annual Meeting will constitute a quorum at the Annual Meeting. Abstentions and withheld votes are counted as shares present and entitled to vote for purposes of determining a quorum. A broker non-vote occurs when an intermediary holding shares for a beneficial owner does not vote on a particular proposal because the intermediary does not have discretionary voting power for that particular proposal and has not received instructions from the beneficial owner. Because there is a proposal that is considered “routine” (Proposal 2), broker non-votes will be considered present for quorum purposes at the Annual Meeting.

How may my brokerage firm or other intermediary vote my shares if I fail to provide timely directions?

Brokerage firms and other intermediaries holding shares of our common stock in street name for customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker will have discretion to vote your shares on our sole “routine” matter: the proposal to ratify the appointment of our independent registered public accounting firm. Your broker will not have discretion to vote on the election of directors, the advisory vote on the compensation of our named executive officers, or the advisory vote on the frequency of future stockholder advisory votes on the compensation of our named executive officers, all of which are “non-routine” matters, absent direction from you.

What vote is required to approve each proposal?

Three directors have been nominated for election at the Annual Meeting. Each director will be elected by a plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote in the election of directors. This means that the three nominees who receive the largest number of “FOR” votes cast will be elected as directors. We do not have cumulative voting. Withhold votes, abstentions and broker non-votes will have no effect on this proposal.

The ratification of the appointment of our independent registered public accounting firm and the advisory vote on the compensation of our named executive officers require the affirmative vote of a majority of the votes present in person or represented by proxy at the meeting and entitled to vote on the proposal. In accordance with the DGCL, only votes cast “FOR” a matter constitute affirmative votes. A properly executed proxy marked “abstain” with respect to each of these proposals will not be voted, although it will be counted for purposes of determining whether there is a quorum. Since abstentions will not be votes cast “FOR” any of these proposals, they will have the same effect as negative votes or votes against each such matter. Broker non-votes will have no effect on these proposals.

For the advisory vote on the frequency of future stockholder advisory votes on the compensation of our named executive officers, the frequency receiving the highest number of votes cast at the Annual Meeting, either present in person or represented by proxy, will be considered the frequency preferred by the stockholders. Abstentions and broker non-votes will have no effect on this proposal.

Who will count the vote?

A representative of Broadridge will tabulate the votes and act as the inspector of election.

Is my vote confidential?

Yes. The Company encourages stockholder participation in corporate governance by ensuring the confidentiality of stockholder votes. The Company has designated Broadridge, its independent transfer agent and registrar, to receive and tabulate stockholder votes. Your vote on any particular proposal will be kept confidential and will not be disclosed to the Company or any of its officers or employees except where: (i) disclosure is required by applicable law; (ii) disclosure of your vote is expressly requested by you; or (iii) the Company concludes in good faith that a bona fide dispute exists as to the authenticity of one or more proxies, ballots or votes, or as to the accuracy of any tabulation of such proxies, ballots or votes. However, aggregate vote totals will be disclosed to the Company from time to time and publicly announced at the Annual Meeting.

Where can I find the voting results?

The Company will publish final results in a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) within four business days of the Annual Meeting.

Who pays for proxy solicitation?

We will pay the cost of soliciting proxies for the Annual Meeting. We will reimburse brokers, fiduciaries, custodians and other nominees for their costs in forwarding proxy materials to beneficial owners of our shares of common stock. Other proxy solicitation expenses that we will pay include those for preparation, mailing, returning and tabulating the proxies.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

The Board of Directors is currently comprised of eight members and one seat that is currently vacant. The Board of Directors is divided into three classes. Each class of directors serves for a term of three years, until the successors of that class are duly elected and qualified or until their earlier death, resignation or removal. The term of directors of one class expires at each annual meeting of stockholders.

At the Annual Meeting, three directors will be elected to serve until our annual meeting of stockholders to be held in 2028, until their successors are duly elected and qualified or until their earlier death, resignation or removal. The Board of Directors, upon the recommendation of the nominating and corporate governance committee of the Board of Directors (the “Nominating and Corporate Governance Committee”), has nominated Kelly Griffin, Brendan Hoffman and Eugenia Ulasewicz to serve as Class II directors and stand for election at the Annual Meeting. Ms. Griffin, Mr. Hoffman and Ms. Ulasewicz are currently serving as Class II directors. Immediately after the Annual Meeting, if all nominees are elected, the Board of Directors will be comprised of eight members and one seat that is vacant.

A plurality of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal is required for the election of directors.

If you are a stockholder of record and you vote by telephone or over the Internet or sign your proxy card but do not give instructions with respect to the voting of directors, your shares will be voted “FOR” the election of Ms. Griffin, Mr. Hoffman and Ms. Ulasewicz. If you are a street name stockholder and you do not give voting instructions to your broker or nominee, your broker or nominee will leave your shares unvoted on this matter.

We expect that Ms. Griffin, Mr. Hoffman and Ms. Ulasewicz will accept such nomination; however, in the event a director nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the Board of Directors to fill such vacancy. Alternatively, the stockholders of record may vote for just the remaining nominees, leaving a vacancy that may be filled at a later date by the Board of Directors.

The Board of Directors recommends a vote FOR the election of each of the nominated directors.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

The names of the nominees for election as Class II directors at the Annual Meeting and of the incumbent Class I and Class III directors, and certain information about them, including their ages as of June 5, 2025, are included below:

Nominees	Class	Age	Position	Initial Year Elected Director	Current Term Expires	Expiration of Term for which Nominated
Kelly Griffin (1)(2)	II	58	Director	2024	2025	2028
Brendan Hoffman	II	56	Director	2025	2025	2028
Eugenia Ulasewicz (1)(3)	II	71	Director	2014	2025	2028

Continuing Directors
Michael Mardy(3)	I	76	Chairman and Director	2018	2027	—
Robin Kramer (1)(2)	I	62	Director	2014	2027	—
David Stefko	I	68	Director	2023	2027	—
Simon Furie (3)	III	60	Director	2024	2026	—
Jerome Griffith (2)(3)	III	67	Director	2013	2026	—

(1)
Member of the Compensation Committee.
(2)
Member of the Nominating and Corporate Governance Committee.
(3)
Member of the audit committee of the Board of Directors (the “Audit Committee”).

Nominees for Director

Kelly Griffin. Ms. Griffin has served on our Board of Directors since July 2024. Most recently, Ms. Griffin served as a Managing Director and Head of Investor Relations at Sun Capital Partners, Inc. from December 2020 until October 2023. Ms. Griffin previously was Partner, Global Head of Investor Relations at Caxton Associates LP, a discretionary global macro hedge fund, from October 2013 to October 2020. During her time at Caxton, Ms. Griffin was recognized as one of the 50 Most Influential Women in Hedge Funds globally. Prior to that, Ms. Griffin was a Managing Director at Gramercy Funds Management LLC from June 2011 until September 2013. From January 2010 until May 2011, Ms. Griffin worked for Diamondback Capital Management LLC in business development and from February 2006 until May 2009 as an Executive Director for UBS Securities LLC in Capital Introductions. Prior to UBS, Ms. Griffin was a Managing Director at Ernst & Young Corporate Finance LLC, where she spent 10 years performing financial advisory work and restructurings for companies and creditors in formal bankruptcy proceedings and out-of-court workout situations. Ms. Griffin is an accomplished finance professional with three decades of experience in investor relations, business development, and financial advisory roles. Ms. Griffin has a proven track record of success in raising capital, managing teams, and creating and implementing strategic initiatives to drive business growth. Ms. Griffin received a Bachelor of Liberal Arts degree in Economics from Lake Forest College and a Master of Business Administration from Babson Graduate School of Business. Ms. Griffin brings to our Board of Directors extensive experience in the financial services industry and valuable management and business experience.

Brendan Hoffman. Mr. Hoffman was appointed as our Chief Executive Officer in, and has served on our Board of Directors since, February 2025. In May 2024, Mr. Hoffman co-founded P180, Inc., where he served as CEO until stepping down to accept his current position as Chief Executive Officer of Vince Holding Corp. Previously, he held leadership positions at Wolverine Worldwide, serving as Chief Executive Officer from January 2022 to August 2023 and President from September 2020 to January 2022. From October 2015 to August 2020, Mr. Hoffman was Chief Executive Officer of Vince Holding Corp. Prior to that, Mr. Hoffman served as Chief Executive Officer and President of Bon-Ton Stores Inc. from February 2012 to August 2014, served as a member of the Board of Directors of Pier 1 Imports, including as a member of the audit committee, from January 2011 to December 2020, and President and Chief Executive Officer of Lord & Taylor, a division of Hudson’s Bay Trading Company from October 2008 to January 2012. Mr. Hoffman brings to the Board of Directors extensive industry and management experience in retail and fashion.

Eugenia Ulasewicz. Ms. Ulasewicz has served as a Director since April 2014 and currently serves as a non-executive Director of Signet Jewelers Limited and Avolta (formerly known as Dufry AG). She previously served as non-executive Director of ASOS plc., Bunzl plc and Hudson Group. Prior to her retirement, Ms. Ulasewicz was President of the Americas division of Burberry Group plc, a global luxury brand, and was responsible for the United States, Canada and Central and South America. Throughout her career, Ms. Ulasewicz held positions of increasing responsibility and leadership with Bloomingdales, Galeries Lafayette and Saks, Inc. She is a National Association of Corporate Directors (NACD) Leadership Fellow. Ms. Ulasewicz brings to our Board of Directors experience as a plural global public company director and extensive retail and connected commerce experience.

Continuing Directors

Simon Furie. Mr. Furie has served on our Board of Directors since July 2024. From March 2020 until April 2023, Mr. Furie served as a Managing Director and Head of Southern California Investment Banking coverage for JP Morgan. Prior to that, he founded the Los Angeles office of Lazard in February 2003 and served as a Managing Director and Head of the Office until December 2019. Mr. Furie was a Managing Director at Dresdner Kleinwort Wasserstein and its predecessor firm, Wasserstein Perella & Co, where he was employed from April 1995 until December 2002. He received an A.B. degree with honors from Princeton University and a J.D. from the UCLA School of Law. Mr. Furie brings to our Board over 30 years’ experience as an investment banker focused on providing strategic and financial advice to boards and executives.

Jerome Griffith. Mr. Griffith has served as a Director since November 2013. Most recently, Mr. Griffith served as Chief Executive Officer, President, and a member of the Board of Directors of Brown Jordan Inc. from June 2023 until March 2025. He previously served as the Chief Executive Officer of Lands’ End, Inc. from March 2017 to January 2023 and Executive Vice Chairman of the Board of Directors for Lands’ End, Inc. from March 2017 to May 2023. Prior to that, he served as the Chief Executive Officer, President and a member of the board of directors of Tumi Holdings, Inc. from April 2009 to August 2016. From 2002 to February 2009, Mr. Griffith was employed at Esprit Holdings Limited, a global fashion brand, where he was promoted to Chief Operating Officer and appointed to the board of directors in 2004, then promoted to President of Esprit North and South America in 2006. From 1999 to 2002, Mr. Griffith worked as an Executive Vice President at Tommy Hilfiger. From 1998 to 1999, Mr. Griffith worked as the President of Retail at the J. Peterman Company, a catalog-based apparel and retail company. From 1989 through 1998, Mr. Griffith worked in various positions at Gap, Inc. In addition to Broad Jordan Inc., Mr. Griffith is currently a member of the board of directors of Samsonite Corporation and The New School’s Parsons School of Design. Mr. Griffith brings to the Board of Directors experience as a public company director, experience as a senior executive of a major global consumer products company and a proven track record of innovation and driving international growth and expansion.

Robin Kramer. Robin Kramer joined the Board of Directors in September 2019. Ms. Kramer is a globally recognized leader in brand strategy and consumer experience design. She has worked with numerous Fortune 500 brands – from luxury to mass brands, apparel to automotive – and has extensive insight into the consumer and retail. She is trusted and valued by a broad and distinguished roster of international clients. Prior to founding Kramer Design Group, a consumer strategy and creative service agency, in 1996, and serving as its Chief Executive Officer, Ms. Kramer was Vice President of Creative Services at Calvin Klein, supporting the brand through its initial global expansion. Ms. Kramer brings to the Board of Directors extensive brand and consumer strategy experience.

Michael Mardy. Mr. Mardy has served on the Board of Directors since April 2018. In September 2022, Mr. Mardy was appointed Chairman of the Board. Mr. Mardy currently serves on the Board of Directors of Newman’s Own Food Company and the Board of Directors of The Eastern Company, where he serves as the audit committee chair and a member of the environmental, health, and safety committee, as well as on the Board of Trustees of Penn Medicine Princeton Health. Mr. Mardy previously served on the Board of Directors of David’s Tea, the Board of Directors of True Leaf Brands, and the Board of Directors of Lulu's Fashion Lounge Holdings Inc. Mr. Mardy served as Executive Vice President and director of specialty retailer, Tumi Inc., from July 2003 to August 2016. Prior to joining Tumi, from 1996 to 2002, he served as Executive Vice President and Chief Financial Officer of Keystone Foods LLC, a processor and distributor, supplying the quick service restaurant industry. From 1982 to 1996, he served as Senior Vice President, Chief Financial Officer and in various other finance positions at Nabisco Biscuit Company, a snack food and consumer products company. Previously, Mr. Mardy served on the Board of Directors of Keurig Green Mountain Inc. from 2007 until 2016 and ModusLink Global Solutions, Inc. from 2003 until 2013, acting as audit committee chair and a member of their respective compensation committees. Mr. Mardy also served on the New York Stock Exchange (“NYSE”) Advisory Board from 2014 until 2016 and is a trustee of the New Jersey chapter of the Financial Executives Institute. Mr. Mardy holds an MBA from Rutgers University and undergraduate degree from Princeton University. He is a member of the American Institute of Certified Public Accountants, and the New Jersey Society of Certified Public Accountants, as well as a member of the National Association of Corporate Directors. Mr. Mardy brings valuable management, retail, finance, and accounting experience to the Board of Directors.

David Stefko. Mr. Stefko joined the Board of Directors in June 2023. From March 2024 until February 2025, he served as our Interim Chief Executive Officer. Previously, from September 2015 until February 2023, he served as our Chief Financial Officer, during which time he also served as our Interim Chief Executive Officer and Chief Financial Officer from August 2020 to March 2021. Mr. Stefko has over 30 years of senior finance and executive management experience. Prior to joining Vince, Mr. Stefko served as Group Chief Financial Officer at Sun Capital since September 2011. Prior to Sun Capital, Mr. Stefko served as Senior Vice President, Chief Financial Officer & Chief Administrative Officer of Things Remembered, a national multichannel specialty retailer. Prior to Things Remembered, he served as either Chief Financial Officer or Vice President, Finance for various operating divisions of Cole National, lastly serving as Chief Financial Officer of Pearle Vision, a leading eye care provider. Prior to Cole National, Mr. Stefko spent 14 years with Sherwin-Williams in various consumer product, manufacturing and corporate divisions, and the last six years as Chief Financial Officer of the Consumer Brands Division. Mr. Stefko started his career with Ernst & Young. Mr. Stefko brings extensive financial and executive leadership experience to the Board of Directors.

Board Composition

The Board of Directors currently consists of eight members and has one seat that is currently vacant. Our amended and restated certificate of incorporation provides that the Board of Directors generally shall consist of such number of directors as determined from time to time by a resolution adopted by a majority of the total number of directors then in office, and the Board of Directors may fill any vacancy on the Board of Directors, whether resulting from an increase to the board size, death, resignation or removal. Additionally, under our third amended and restated bylaws, the Board of Directors may, by resolution of a majority of the directors then in office, designate the chairperson of the Board of Directors and the chairperson of each committee of the Board of Directors.

The Board of Directors is divided into three classes, with one class being elected at each year’s annual meeting of stockholders. Following the expiration of the initial term of a class of directors, each class of directors serves a three-year term. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the total number of directors.

Controlled Company and Director Independence

Our common stock is listed on the NYSE.

P180 currently controls a majority of the voting power of our outstanding common stock. As a result, we are a “controlled company” under the NYSE corporate governance standards. As a controlled company, exemptions under the standards free us from the obligation to comply with certain corporate governance requirements, including the requirements that:

•
a majority of the Board of Directors consists of “independent directors,” as defined under the NYSE rules;
•
we have a nominating and corporate governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities;
•
we have a compensation and human resources committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and
•
we conduct annual performance evaluations of the Company’s Nominating and Corporate Governance Committee and the Compensation Committee.

These exemptions do not modify the independence requirements for the Audit Committee. The Audit Committee members must satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the listing standards of the NYSE.

The Board of Directors has undertaken a review of the independence of each director. Based on information provided by each director concerning his or her background, employment and affiliations, the Board of Directors has determined that each of Messrs. Furie, Griffith and Mardy as well as each of Mses. Griffin, Kramer and Ulasewicz is “independent” as that term is defined under Rule 10A-3 under the Exchange Act as well as the applicable listing standards of the NYSE. In making these determinations, the Board of Directors considered the current and prior relationships that each such director has with the Company and all other facts and circumstances the Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each such director, and the transactions involving them that would be described in the section titled “Certain Relationships and Related Party Transactions,” if any.

Once we are no longer a “controlled company,” we must comply with the independent board committee requirements as they relate to the Compensation Committee and the Nominating and Corporate Governance Committee to be phased in as follows: (1) one independent committee member at the time we are no longer a “controlled company;”(2) a majority of independent committee members within 90 days of the time we are no longer a “controlled company;” and (3) all independent committee members within one year of the time we are no longer a “controlled company.” In addition, we will have 12 months from the date we cease to be a “controlled company” to have a majority of independent directors on the Board of Directors.

Board Leadership Structure

In September 2022, the Board of Directors unanimously appointed Mr. Mardy as Chairman of the Board of Directors. Mr. Mardy, who presides over the meetings and executive sessions of the Board of Directors, is a tenured independent director who also serves as chairperson of the Audit Committee of the Board of Directors.

We have separate individuals serving as Chairman of the Board and as Chief Executive Officer because we believe independent directors and management have different perspectives and roles in strategy development. As set forth in our corporate governance guidelines, the Board of Directors recognizes that depending on future circumstances, other leadership structures may become more appropriate for the Company. Accordingly, the Board of Directors will continue to periodically review its leadership structure.

Board Meetings and Committees

During fiscal 2024, the Board of Directors held four regular meetings and thirteen special meetings, the Audit Committee held four regular meetings, the Compensation Committee held three regular meetings and the Nominating and Corporate Governance Committee held three regular meetings. Each director attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors held during the period for which he or she has been a director and (ii) the total number of meetings held by all committees of the Board of Directors on which he or she served during the periods that he or she served.

Pursuant to our corporate governance guidelines, our directors are expected to attend the annual meeting of stockholders and all or substantially all of the Board of Directors meetings and meetings of committees on which they serve, and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities.

The Board of Directors has established the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. The composition and responsibilities of each of the committees are described below. Members will serve on these committees until their death, resignation or as otherwise determined by the Board of Directors.

Audit Committee

The Audit Committee is responsible for, among other matters: (1) appointing, compensating, retaining, evaluating, terminating and overseeing our independent registered public accounting firm; (2) discussing with our independent registered public accounting firm their independence from management; (3) reviewing with our independent registered public accounting firm the scope and results of their audit; (4) approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm; (5) overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the interim and annual financial statements that we file with the SEC; (6) reviewing and monitoring our accounting principles, accounting policies, financial and accounting controls and compliance with legal and regulatory requirements; and (7) establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters.

The Audit Committee currently consists of Mr. Mardy, Mr. Furie, Mr. Griffith and Ms. Ulasewicz. Mr. Mardy is currently the chairperson of the Audit Committee. The Board of Directors has determined that all members of the Audit Committee qualify as independent directors according to the rules and regulations of the NYSE and SEC with respect to audit committee membership. The Board of Directors has also determined that Mr. Mardy qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d) of Regulation S-K. The Board of Directors adopted a written charter for the Audit Committee, which is available on our corporate website at https://investors.vince.com. Our website is not part of this Proxy Statement.

Compensation Committee

The Compensation Committee is responsible for, among other matters: (1) reviewing key corporate compensation goals, policies, plans and programs; (2) reviewing and approving the compensation of our chief executive officer and other named executive officers; (3) reviewing and approving employment agreements and other similar arrangements between us and our named executive officers; and (4) administering stock plans and other incentive compensation plans, including the Amended and Restated Vince Holding Corp. 2013 Omnibus Incentive Plan (the “Vince 2013 Incentive Plan”) and the 2013 Employee Stock Purchase Plan (“Vince ESPP”). Pursuant to its charter, the Compensation Committee may also delegate any of its responsibilities to one or more subcommittees to the extent it deems appropriate and as allowed by applicable law.

The Compensation Committee currently consists of Ms. Ulasewicz, Ms. Griffin and Ms. Kramer. Ms. Ulasewicz is currently the chairperson of the Compensation Committee. The Board of Directors has determined that all members of the Compensation Committee qualify as independent directors according to the rules and regulations of the NYSE and the SEC with respect to compensation committee membership. The Board of Directors adopted a written charter for the Compensation Committee, which is available on our corporate website at https://investors.vince.com. Our website is not part of this Proxy Statement.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for, among other matters: (1) identifying individuals qualified to become members of the Board of Directors, consistent with criteria approved by the Board of Directors; (2) overseeing the organization of the Board of Directors so that it can satisfy its duties and responsibilities properly and efficiently; (3) identifying best practices and recommending corporate governance principles; (4) reviewing and approving the compensation of our directors; (5)

developing and recommending to the Board of Directors a set of corporate governance guidelines and principles applicable to us; and (6) reviewing and approving related party transactions.

The Nominating and Corporate Governance Committee currently consists of Mr. Griffith, Ms. Griffin and Ms. Kramer. Mr. Griffith is currently the chairperson of the Nominating and Corporate Governance Committee. The Board of Directors adopted a written charter for the Nominating and Corporate Governance Committee, which is available on our corporate website at https://investors.vince.com. Our website is not part of this Proxy Statement.

Other Committees

The Board of Directors may establish other committees as it deems necessary or appropriate from time to time.

Code of Business Conduct and Ethics and Corporate Governance Guidelines

We adopted a code of business conduct and ethics applicable to our principal executive, financial and accounting officers and all persons performing similar functions, as well as corporate governance guidelines. Copies of the code of business conduct and ethics as well as the corporate governance guidelines are available on our corporate website at https://investors.vince.com. We intend to disclose any amendments to the code or the guidelines, or any waivers of their respective requirements, on our website. Our website is not part of this Proxy Statement.

Risk Oversight

The Board of Directors oversees the risk management activities designed and implemented by our management. The Board of Directors executes its oversight responsibility for risk management both directly and through its committees. The Board of Directors also considers specific risk topics, including risks associated with our strategic plan, business operations, capital structure, human capital, cybersecurity, and environmental, social and governance issues.

The Board of Directors has delegated to the Audit Committee oversight of our risk management process. The Audit Committee receives detailed regular reports from members of our senior management and other employees that include assessments and potential mitigation of the risks and exposures involved with their respective areas of responsibility.

Our other board committees also consider and address risk as they perform their respective committee responsibilities. All committees report to the full Board of Directors as appropriate, including when a matter rises to the level of a material or enterprise level risk.

Considerations in Evaluating Director Nominees

The Board of Directors is responsible for nominating members for election to the Board of Directors and for filling vacancies on the Board of Directors that may occur between annual meetings of stockholders. The Nominating and Corporate Governance Committee is responsible for identifying, screening and recommending candidates to the Board of Directors for board membership. When formulating its Board of Directors membership recommendations, the Nominating and Corporate Governance Committee may also consider advice and recommendations from others, including stockholders, as it deems appropriate.

The Nominating and Corporate Governance Committee has not identified specific minimum qualifications that must be met for a person to be considered as a candidate for director; however, the Nominating and Corporate Governance Committee and the Board of Directors believe that the Board of Directors should be composed of individuals with knowledge and experience in many substantive areas that impact our business. The following areas are the most important to us: fashion and consumer goods; retail and wholesale; marketing and merchandising; sales and distribution; international business development; strategic planning and leadership of complex organizations; accounting, finance, and capital structure; legal/regulatory and government affairs; operations and supply chain management; talent management; and board practices of other major corporations. The Nominating and Corporate Governance Committee and the Board of Directors review these factors, in addition to diversity, in considering candidates for directorship.

We believe that all our current board members possess the professional and personal qualifications necessary for service on the Board of Directors, and have highlighted in the individual biographies above the specific experience, attributes and skills that led to the conclusion that each board member should serve as a director.

Stockholder Recommendations for Nominations to the Board of Directors

The Nominating and Corporate Governance Committee will consider nominees recommended by stockholders. Pursuant to the Company’s third amended and restated bylaws, stockholders who wish to nominate a candidate for election at our annual meeting of stockholders to be held in 2026 (the “2026 Meeting”) may do so by delivering a written notice no earlier than the close of business on February 5, 2026 and no later than the close of business on March 9, 2026 to Vince Holding Corp., 500 Fifth Avenue, 20th Floor, New York, New York 10110, Attention: Secretary. Any stockholder of record or beneficial owner of common stock proposing such a nomination must: (i) be a stockholder of record on the date of the giving of such notice and on the record date for the determination of stockholders entitled to notice of and to vote at our 2026 Meeting; and (ii) comply with the applicable notice procedures set forth in the Company’s third amended and restated bylaws.

The Company’s third amended and restated bylaws require that certain information must be included in the notice provided to the Company’s Secretary regarding the nomination and the stockholder giving the notice, the beneficial owner on whose behalf the notice is made, if any, and any affiliate or associate of the stockholder or the beneficial owner or by any immediate family of the stockholder sharing the same household (collectively, the “Nominating Person”). The information required to be set forth in such notice includes (but is not limited to) (i) the name and address of the Nominating Person as they appear on the Company’s books, (ii) information regarding the common stock owned, directly or indirectly, beneficially or of record by the Nominating Person, (iii) whether and the extent to which any derivative or other instrument, transaction, agreement or arrangement has been entered into by or on behalf of the Nominating Person with respect to the common stock and certain additional information relating to any such instrument, transaction, agreement or arrangement as described in the Company’s third amended and restated bylaws, and (iv) any other information relating to the Nominating Person that would be required to be disclosed in a proxy statement or other filings made with the SEC in connection with the solicitation of proxies with respect to such business. The notice must also include a representation that the Nominating Person intends to appear in person or by proxy at our 2026 Meeting to nominate the person named in the notice.

The Company’s third amended and restated bylaws also require that the notice provide certain information regarding the candidate whom the Nominating Person proposes to nominate as a director, including: (i) certain biographical information, such as name, age, business and residential address and principal occupation; (ii) a description of all agreements, arrangements or understandings (including any anticipated benefits to the Nominating Person as a result of the nomination) between or among the Nominating Person and the candidate and any other person in connection with the proposed nomination; (iii) a completed and signed questionnaire regarding the background and qualifications of the candidate; (iv) the information that would be required to be provided if the candidate were a Nominating Person; and (v) any other information that the Company may reasonably request regarding the candidate, or that could be material to a reasonable stockholder’s understanding of the qualifications and/or independence of the candidate.

For a complete description of the procedures and disclosure requirements to be complied with by stockholders in connection with submitting director nominations, stockholders should refer to the Company’s third amended and restated bylaws filed with the SEC as Exhibit 3.1 to the Company’s Current Report on Form 8-K on April 7, 2025.

The Nominating and Corporate Governance Committee will consider director candidates timely submitted by the Company’s stockholders in accordance with the notice provisions and procedures set forth in the Company’s third amended and restated bylaws, and shall apply the same criteria to the evaluation of those candidates as the committee applies to other director candidates.

No candidates for director nominations were submitted by any stockholder in connection with the Annual Meeting.

Communications with the Board of Directors

Interested parties wishing to communicate with the Board of Directors or with an individual member or members of the Board of Directors may do so by writing to the Board of Directors or to the particular member or members of the Board of Directors, and mailing the correspondence to Vince Holding Corp., Attention: General Counsel, 500 Fifth Avenue, 20th Floor, New York, New York 10110. Each communication should set forth: (i) the name and address of the stockholder, as it appears on our books, and if the shares of our common stock are held by a nominee, the name and address of the beneficial owner of such shares; and (ii) the number of shares of our common stock that are owned of record by the record holder and beneficially by the beneficial owner. Our General Counsel, in consultation with appropriate members of the Board of Directors and management, as necessary, will review all incoming communications and, if appropriate, all such communications will be forwarded to the appropriate member or members of the Board of Directors, or if none is specified, to the chairperson of the Board of Directors.

Director Compensation

All members of the Board of Directors that are not employed by (i) us; (ii) prior to the P180 Acquisition, by Sun Capital or any of its affiliates; and (iii) following the P180 Acquisition, by P180 or any of its affiliates ("Non-Employee Directors") are entitled to receive compensation for their services to the Board of Directors and related committees pursuant to the policy described below, with the exception of Mr. Stefko. Mr. Stefko received an annual equity grant, but no cash retainer, for service as a member of the Board of Directors during the time that he served as Interim Chief Executive Officer of the Company.

The annual cash fees paid to our Non-Employee Directors are as follows:

Description	Amount
Annual Retainer (1)	$50,000
Retainer for Chairman of the Board of Directors (2)	$20,000
Retainer for Chair of Committee (1)	$15,000 for chairing the Audit Committee;
$10,000 for chairing the Compensation Committee; and
$5,000 for chairing the Nominating and Corporate Governance Committee

(1)
The applicable amount(s) are paid in arrears on a quarterly basis each year for the term of each director’s services as a member of the Board of Directors and as chair of a committee, where applicable, with such amount calculated on a pro rata basis for the first year of service.
(2)
Effective June 5, 2024, the Board of Directors adopted a policy providing for an annual cash retainer for a director's services as Chairman of the Board of Directors. The amount is paid in arrears on a quarterly basis each for the term of the director's services Chairman of the Board of Directors, with such amount calculated on a pro rata basis for the first year of service.

All Non-Employee Directors are also entitled to be reimbursed for their reasonable out-of-pocket expenses incurred to attend meetings of the Board of Directors and related committees.

In addition, generally, our Non-Employee Directors are entitled to receive on an annual basis a grant of restricted stock units (“RSUs”) with a value of $75,000. These RSUs vest over a three-year period from the grant date and are settled in shares of our common stock.

During fiscal 2024, (i) prior to the P180 Acquisition, any director employed by Sun Capital or any of its affiliates was not entitled to, nor did they receive, any compensation for services as a member of the Board and (ii) following the P180 Acquisition, any director employed by P180 or any of its affiliates was not entitled to, nor did they receive, any compensation for services as a member of the Board. Accordingly, Messrs. Furie, Griffith and Mardy, Mses. Griffin, Kramer and Ulasewicz and, until March 26, 2024, Mr. Stefko, were our Non-Employee Directors.

The compensation earned during fiscal 2024 by each of Messrs. Furie, Griffith, Mardy and Stefko and Mses. Griffin, Kramer and Ulasewicz for serving as a member of the Board of Directors and committees thereof is set forth in the following table:

Name	Fees Earned or Paid in Cash		Stock Awards		All Other Compensation		Total
Simon Furie	$17,603	(1)	$75,000	(8)	$7,302	(10)	$99,905
Kelly Griffin	$17,603	(2)	$75,000	(8)	$1,987	(11)	$94,590
Jerome Griffith	$55,000	(3)	$75,000	(8)	$3,498	(12)	$133,498
Robin Kramer	$50,000	(4)	$75,000	(8)	$-		$125,000
Michael Mardy	$85,000	(5)	$75,000	(8)	$623	(13)	$160,623
David Stefko	$12,500	(6)	$75,000	(9)	$-		$87,500
Eugenia Ulasewicz	$60,000	(7)	$75,000	(8)	$676	(14)	$135,676

(1)
Represents prorated annual retainer paid to Mr. Furie for his service as a member of the Board of Directors.
(2)
Represents prorated annual retainer paid to Ms. Griffin for her service as a member of the Board of Directors.
(3)
Represents annual and committee chair retainers paid to Mr. Griffith for his service as a member of the Board of Directors as well as the chairperson of the Nominating and Corporate Governance Committee.
(4)
Represents annual retainer paid to Ms. Kramer for her service as a member of the Board of Directors.
(5)
Represents annual, chairman, and committee chair retainers paid to Mr. Mardy for his service as a member of the Board of Directors, Chairman of the Board and the chairperson of the Audit Committee.
(6)
Represents pro-rated annual retainer paid to Mr. Stefko for his service as a member of the Board of Directors. Mr. Stefko served as Interim Chief Executive Officer of the Company from March 26, 2024 to January 22, 2025, and during such time he did not earn or receive any cash compensation for his service as a member of the Board of Directors.
(7)
Represents annual and committee chair retainers paid to Ms. Ulasewicz for her service as a member of the Board of Directors as well as the chairperson of the Compensation Committee.
(8)
Represents the fair value of the awards, calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (the “Fair Value”), of 45,455 RSUs granted to each of Messrs. Griffith and Mardy and Mses. Kramer and Ulasewicz on June 5, 2024, and 43,352 RSUs granted to each of Mr. Furie and Ms. Griffin on July 25, 2024, in each case under the

Vince 2013 Incentive Plan as an annual grant for their services as members of the Board of Directors. As of the end of fiscal 2024, Mr. Furie held 43,352 RSUs, Ms. Griffin held 43,352 RSUs, Mr. Griffith held 58,560 RSUs, Ms. Kramer held 58,560 RSUs, Mr. Mardy held 58,560 RSUs, and Ms. Ulasewicz held 58,560 RSUs.
(9)
Represents the Fair Value of 45,455 RSUs granted to Mr. Stefko on June 5, 2024, which grant was authorized and directed by the Board on June 5, 2024 for Mr. Stefko's service as a member of the Board while he served as Interim Chief Executive Officer of the Company. As of the end of fiscal 2024, Mr. Stefko held 45,455 RSUs. Effective February 3, 2025, the Board authorized and directed the full vesting and acceleration of the unvested RSUs remaining under his June 5, 2024 grant, as consideration for Mr. Stefko's services as Interim Chief Executive Officer.
(10)
Represents reimbursements made to Mr. Furie for his out of pocket expenses, which he incurred to attend meetings of the Board of Directors and its committees.
(11)
Represents reimbursements made to Ms. Griffin for her out of pocket expenses, which she incurred to attend meetings of the Board of Directors and its committees.
(12)
Represents reimbursements made to Mr. Griffith for his out of pocket expenses, which he incurred to attend meetings of the Board of Directors and its committees.
(13)
Represents reimbursements made to Mr. Mardy for his out of pocket expenses, which he incurred to attend meetings of the Board of Directors and its committees.
(14)
Represents reimbursements made to Ms. Ulasewicz for her out of pocket expenses, which she incurred to attend meetings of the Board of Directors and its committees.

Director and Officer Indemnification and Limitation of Liability

Our third amended and restated bylaws provide that we indemnify our directors and officers to the fullest extent permitted by the DGCL. In addition, our amended and restated certificate of incorporation and the DGCL provide that our directors will not be liable for monetary damages for breach of fiduciary duty, except for liability for: (i) any breach of the director’s duty of loyalty to us or our stockholders; and (ii) any acts or omissions not in good faith or acts or omissions that involve intentional misconduct or a knowing violation of law.

In addition, we have entered into indemnification agreements with each of our executive officers and directors. The indemnification agreements provide the executive officers and directors with contractual rights to indemnification, expense advancement and reimbursement to the fullest extent permitted under the DGCL.

There is no pending litigation or proceeding naming any of our directors or officers to which indemnification is being sought, and we are not aware of any pending or threatened litigation that may result in claims for indemnification by any director or officer.

PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed PricewaterhouseCoopers LLP, an independent registered public accounting firm, to audit our consolidated financial statements for our fiscal year ending January 31, 2026. For the fiscal year ending February 1, 2025, PricewaterhouseCoopers LLP served as our independent registered public accounting firm.

At the Annual Meeting, our stockholders are being asked to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending January 31, 2026. The Audit Committee is submitting the appointment of PricewaterhouseCoopers LLP to our stockholders as a matter of good corporate governance and because we value our stockholders’ views on our independent registered public accounting firm. Notwithstanding the appointment of PricewaterhouseCoopers LLP and any ratification of that appointment by our stockholders, the Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time if the Audit Committee believes that such a change would be in the best interests of the Company and its stockholders.

Representatives of PricewaterhouseCoopers LLP will attend the Annual Meeting virtually, have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from our stockholders.

The ratification of the appointment of PricewaterhouseCoopers LLP requires the affirmative vote of a majority of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will have the effect of a vote AGAINST the proposal. Any broker non-votes will have no effect on this proposal.

Audit and Related Fees.

The following table presents fees for professional audit services and other services rendered to us by PricewaterhouseCoopers LLP for fiscal 2024 and fiscal 2023:

	Fiscal 2024	Fiscal 2023
Audit Fees (1)	$1,718,000	$1,618,000
Audit Related Fees (2)	−	−
Tax Fees (3)	−	145,000
All Other Fees (4)	2,000	5,500
Total audit and related fees	$1,720,000	$1,768,500

(1)
Represents fees and related expenses billed or expected to be billed by PricewaterhouseCoopers LLP for professional services rendered for the audits of the Company’s annual consolidated financial statements for fiscal 2024 and fiscal 2023 and the reviews of interim period financial statements included in the Company’s quarterly reports on Form 10-Q.
(2)
Represents fees and related expenses billed or expected to be billed by PricewaterhouseCoopers LLP for assurance and related services that are reasonably related to the performance of the audit of the Company’s consolidated financial statements and are not reported under “Audit Fees” above.
(3)
Represents fees and related expenses incurred for professional services rendered by PricewaterhouseCoopers LLP for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and local jurisdictions.
(4)
Represents costs for research software.

Auditor Independence

The Audit Committee has considered whether the provision of the above-noted services is compatible with maintaining the auditor’s independence and has determined that the provision of such services has not adversely affected the auditor’s independence.

Policy and Audit Committee Pre-Approval of Audit and Permitted Non-Audit Services

The Audit Committee has established policies and procedures regarding the pre-approval of audit and other services that our independent auditor may perform for us, subject to the SEC rules which provide that certain non-audit services accounting for less than five percent of the total fees paid to the independent auditor be approved by the Audit Committee retroactively. In accordance with the charter of the Audit Committee, approval can be made by the chair of the Audit Committee, or any member of the Audit Committee if the chair is not available, in between committee meetings, who is then required to disclose the pre-approved services to the Audit Committee at the next scheduled meeting.

The Board of Directors recommends a vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is a committee of the Board of Directors comprised solely of independent directors as required by the listing standards of the NYSE and the rules and regulations of the SEC. The Audit Committee operates under a written charter approved by the Board of Directors, which is available on our website at https://investors.vince.com. Our website is not part of this Proxy Statement. The composition of the Audit Committee, the attributes of its members and the responsibilities of the Audit Committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. The Audit Committee reviews and assesses the adequacy of its charter and the Audit Committee’s performance on an annual basis.

With respect to the Company’s financial reporting process, the management of the Company is responsible for (1) establishing and maintaining internal controls; and (2) preparing the Company’s consolidated financial statements. Our independent registered public accounting firm, PricewaterhouseCoopers LLP, is responsible for auditing these financial statements. It is the responsibility of the Audit Committee to oversee these activities. It is not the responsibility of the Audit Committee to prepare our financial statements. These are the fundamental responsibilities of management. In the performance of its oversight function, the Audit Committee has:

•
reviewed and discussed the audited financial statements with management and PricewaterhouseCoopers LLP;
•
discussed with PricewaterhouseCoopers LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC; and
•
received the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with PricewaterhouseCoopers LLP its independence.

Based on the Audit Committee’s review and discussions with management and PricewaterhouseCoopers LLP, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report.

Respectfully submitted by the members of the Audit Committee of the Board of Directors:

Michael Mardy (Chair)

Simon Furie

Jerome Griffith

Eugenia Ulasewicz

This report of the Audit Committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

PROPOSAL NO. 3
advisory vote on executive compensation

In accordance with Section 14A of the Exchange Act, the Board of Directors is providing the stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers as described in the section below entitled “Executive Compensation.” Stockholders may express their views on the compensation of our named executive officers or may abstain. This vote is not intended to address any specific element of compensation, but rather the overall compensation of the named executive officers. Accordingly, you may vote for the following resolution at the Annual Meeting: “RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and related narrative discussions, be, and hereby is, in all respects, approved, ratified and confirmed.”

The goal of our executive compensation program is to attract, recruit and retain qualified employees to run our business and achieve results that enhance stockholder value. The Compensation Committee oversees the Company’s existing and proposed executive compensation plans, policies and practices.

Our executive compensation program includes the annual incentive program based on pre-determined performance metrics of the Company and the long-term equity incentive program, which are designed to closely align the interests of our executives with those of our stockholders. Details on the compensation of our named executive officers are further described in the section entitled “Executive Compensation.”

The approval, on a non-binding, advisory basis, of the compensation of our named executive officers requires the affirmative vote of a majority of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will have the effect of a vote AGAINST the proposal. Broker non-votes will have no effect on this proposal.

Because the votes on this proposal are non-binding and advisory, voting results cannot overrule any decisions made by the Board of Directors or the Compensation Committee. The Board of Directors and the Compensation Committee will take into account the outcome of the vote when considering future compensation arrangements for our named executive officers. We currently conduct annual advisory votes on executive compensation, and we expect to conduct the next advisory vote at our 2026 annual meeting.

The Board of Directors recommends a vote FOR the approval, on a non-binding, advisory basis, of the compensation of our named executive officers.

PROPOSAL NO. 4
advisory vote on THE FREQUENCY OF STOCKHOLDER
AdVISORY VOTES ON NAMED EXECUTIVE COMPENSATION

In accordance with Section 14A of the Exchange Act, we are asking our stockholders to cast a non-binding, advisory vote regarding the frequency of future stockholder advisory votes on the compensation of our named executive officers. This vote is required to be held not less frequently than once every six years.

Stockholders may cast their votes by choosing the option of one year, two years, three years or abstain. Abstentions and broker non-votes will have no effect on this proposal.

After careful consideration, the Board of Directors has determined that an annual advisory vote on the compensation of our named executive officers will permit the Company's stockholders to provide meaningful input on its executive compensation philosophy, policies and practices. Therefore, the Board of Directors recommends that the advisory vote on the named executive officer compensation be held every "one year."

Because the votes on this proposal are non-binding and advisory, voting results cannot overrule any decisions made by the Board of Directors or the Compensation Committee. The Board of Directors and the Compensation Committee will take into account the outcome of the vote when considering the frequency of future advisory votes on the compensation of our named executive officers.

The Board of Directors recommends a vote, on a non-binding, advisory basis, for the option of "ONE YEAR" as the frequency of the future stockholder advisory votes on the compensation of our named executive officers.

EXECUTIVE OFFICERS

Below is the current list of names, ages (as of June 5, 2025) and a brief overview of the business experience of our executive officers:

Name	Age	Position/Title
Brendan Hoffman	56	Chief Executive Officer and Director
Yuji Okumura	42	Chief Financial Officer
Jill Norton	46	Chief Commercial Officer
Akiko Okuma	43	Chief Administrative Officer and General Counsel

Brendan Hoffman. See “Board of Directors and Corporate Governance — Nominees for Director — Brendan Hoffman for Mr. Hoffman’s biography. Mr. Hoffman's service as Chief Executive Officer commenced in February 2025.

Yuji Okumura. Mr. Okumura was appointed as Chief Financial Officer of the Company in April 2025. Mr. Okumura joined the Company in March 2018 as our Director of Financial Reporting and served as the Company's Vice President, Controller since September 2020 and interim Chief Financial Officer since March 2025. Prior to joining the Company, Mr. Okumura worked for over 11 years in public accounting at KPMG, LLP.

Jill Norton. Ms. Norton was appointed Chief Commercial Officer of the Company in February 2025. Ms. Norton joined the Company in December 2010 and has held various leadership positions in our men's and women's wholesale and retail buying businesses, including most recently as President, Sales since September 2020 and Senior Vice President, Wholesale since April 2018. Prior to joining the Company, Ms. Norton held various roles at DKNY, Perry Ellis and Calvin Klein.

Akiko Okuma. Ms. Okuma was appointed Chief Administrative Officer and General Counsel in October 2024. Ms. Okuma also oversees the Investor Relations and Corporate Compliance functions for the Company. Ms. Okuma joined the Company in March 2014 and served as Vice President, General Counsel and Secretary from February 2016 until September 2020, when Ms. Okuma was appointed Senior Vice President, General Counsel and Secretary. Prior to joining the Company, Ms. Okuma was an associate at Paul, Weiss, Rifkind, Wharton & Garrison LLP in the firm’s New York and Tokyo offices.

Family Relationships

There are no family relationships between any of our executive officers or directors.

EXECUTIVE COMPENSATION

The following section provides compensation information pursuant to the scaled disclosure rules applicable to “smaller reporting companies” under the rules of the SEC and may contain statements regarding future individual and Company performance targets and goals. These targets and goals are disclosed in the limited context of the Company’s executive compensation program and should not be understood to be statements of management’s expectations or estimates of results or other guidance. We specifically caution investors not to apply these statements to other contexts. Our named executive officers for fiscal 2024 and the positions they held with us during fiscal 2024 are set forth below:

Name	Position/Title
David Stefko (1)	Interim Chief Executive Officer (Principal Executive Officer)
Marie Fogel (2)	Senior Vice President, Chief Merchandising and Manufacturing Officer
Lee Meiner (2)	Chief People Officer
Jonathan “Jack” Schwefel (3)	Former Chief Executive Officer and Director (Former Principal Executive Officer)

(1)
Mr. Stefko was appointed Interim Chief Executive Officer (Principal Executive Officer) on March 26, 2024. Effective February 6, 2025, Mr. Stefko resigned from his position and the Board appointed Brendan Hoffman (Principal Executive Officer) to serve as our Chief Executive Officer.
(2)
Each of Ms. Fogel and Mr. Meiner served in an executive officer capacity until February 6, 2025.
(3)
Mr. Schwefel served as Chief Executive Officer and Director (Principal Executive Officer) and departed from the Company on March 26, 2024.

Overview

Our Compensation Committee is responsible for making compensation decisions for our executive officers and directors. Our Compensation Committee also considers input from our Chief Executive Officer, who provides compensation recommendations to the Compensation Committee for executives other than himself based on the considerations mentioned herein. We grant long-term equity incentives from time to time to our executives under the Vince 2013 Incentive Plan, as described below under “— Vince 2013 Incentive Plan.”

Our Compensation Committee reviews compensation elements and amounts for our named executive officers on an annual basis and at the time of a promotion or other change in level of responsibilities, as well as when competitive circumstances or business needs may require.

Executive Compensation Design Overview

Our executive compensation programs have historically been designed to provide competitive total compensation opportunities. They were designed to align pay with achievement of our annual and long-term financial and operational goals and recognize individual achievements. In setting pay levels, we reviewed published survey information and other available compensation data that was specific to companies of similar size or positioning in our industry. As currently structured, our executive compensation program is designed to:

•
provide aggregate compensation that reflects the market compensation for executives with similar responsibilities in similar companies with appropriate adjustments to reflect the experience, performance and other distinguishing characteristics of specific individuals;
•
be commensurate with our short-term and long-term financial performance;
•
be aligned with the value for stockholders; and
•
provide a competitive compensation opportunity that enables us to attract and retain key executive talent.

We believe that an important criterion for the determination of the aggregate value of our compensation program and the allocation of such value among the various elements of our compensation plans is market data on the amounts, allocations and structures utilized by similarly situated companies for positions of comparable responsibilities.

Compensation of Named Executive Officers

Base Salaries. The Compensation Committee reviews the base salaries of our executive officers, including the named executive officers, at least annually, and makes adjustments as it determines to be reasonable and necessary. For fiscal 2024, the Compensation Committee increased the base salaries of Ms. Fogel and Mr. Meiner. The annualized base salaries of the named executive officers who were employed by Vince during fiscal 2024 were as follows:

Named Executive Officer	Annualized Base Salary
David Stefko, Interim Chief Executive Officer and Director	$800,000
Marie Fogel, Senior Vice President, Chief Merchandising and Manufacturing Officer	$640,000
Lee Meiner, Senior Vice President, Chief People Officer	$465,000
Jonathan Schwefel, Former Chief Executive Officer and Director	$800,000

Cash Bonuses. With respect to services rendered in fiscal 2024, the Compensation Committee adopted the 2024 Short-Term Incentive Program (the “2024 Bonus Plan”) as our annual cash bonus plan. Under the 2024 Bonus Plan, the performance metric was based on EBITDA with certain internal adjustments. The payout opportunity for the named executive officers under the 2024 Bonus Plan (as a percentage of base salary) was 70% for Ms. Fogel, 60% for Mr. Meiner and 100% for Mr. Schwefel. Mr. Schwefel departed the Company on March 26, 2024 and earned no cash bonus under the 2024 Bonus Plan. Mr. Stefko's payout opportunity is at the discretion of the Compensation Committee. Bonuses awarded under the 2024 Bonus Plan are expected to be paid in fiscal 2025.

Vince 2013 Incentive Plan.

In fiscal 2024 no long-term incentive grants were made to our named executive officers with respect to their services as executives under the Vince 2013 Incentive Plan. The Compensation Committee does not time grants with respect to the release of material non-public information ("MNPI"), nor does the Company time disclosure of MNPI for the purpose of affecting the value of executive compensation.

Executive Officer Stock Ownership Guidelines

The Board of Directors has adopted executive officer stock ownership guidelines for executive officers and certain other specified senior members of the Company’s management team to align their long-term financial interests with those of the Company’s stockholders.

According to the guidelines, starting the sixth year from the date of hire or appointment, the Company’s Chief Executive Officer is encouraged to maintain a stock ownership of at least five times the annual base salary; Presidents, four times the annual base salary; and Senior Vice Presidents, Chief Financial Officer and Group Presidents, three times the annual base salary. The ownership value will be calculated based on the fair market value of the stock at the time of the measurement.

As of the end of fiscal 2024, no named executive officer was yet subject to the ownership guidelines.

Insider Trading Policy; Anti-Hedging and Anti-Pledging Policies

The Company has adopted an insider trading policy (the "Insider Trading Policy") designed to promote compliance with insider trading laws, rules and regulations, as well as applicable exchange listing standards. The policy is applicable to the Company's directors, officers, employees, and other covered persons. Directors, executive officers, and certain other covered persons may not engage in any transaction in our securities without first obtaining pre-clearance of the transaction from our Chief Administrative Officer and General Counsel. The Insider Trading Policy further prohibits the trading of Company securities on the basis of material, non-public information and establishes regular blackout periods wherein certain designated persons are prohibited from trading in Company securities. The foregoing summary of the Insider Trading Policy does not purport to be complete and is qualified in its entirety by reference to the full text of the Insider Trading Policy, a copy of which can be found as Exhibit 19.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended February 1, 2025.

Our executive officers as well as members of the Board of Directors are also prohibited from holding Company securities in a margin account or pledging Company securities as collateral for a loan. In addition, all employees and Board members are prohibited from engaging in any hedging or monetization transactions involving Company securities, such as zero-cost collars and forward sale contracts that involve the establishment of a short position in the Company’s securities, which limit or eliminate the ability to profit from an increase in the value of the Company securities.

Clawback Policy

Effective October 2023, the Company adopted a Compensation Recovery Policy (“Clawback Policy”) to, among other things, further align the link between total compensation and the Company’s performance, as well as to comply with listing standards adopted by NYSE implementing Rule 10D-1 under the Exchange Act. The Clawback Policy provides, among other things, that in the event the Company is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws, the Company shall reasonably promptly recover from certain current or former executives the excess incentive-based compensation received by any such covered executive during the three fiscal years preceding the date on which the Company was required to prepare an accounting restatement, with limited exceptions. The recovery of such compensation applies regardless of whether a covered executive engaged in misconduct or otherwise caused or contributed to the requirement of an accounting restatement. The foregoing summary of the Clawback Policy does not purport to be complete and is qualified in its entirety by reference to the full text of the Clawback Policy, a copy of which can be found as Exhibit 97.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended February 3, 2024.

Summary Compensation Table

The following table provides information regarding the total compensation for services rendered during fiscal 2024 and fiscal 2023 in all capacities that was earned by our named executive officers.

Name and Principal Position	Year	Salary ($)		Bonus ($)			Stock Awards ($)(1)		Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($)		Total ($)
David Stefko Interim Chief Executive Officer	2024	$670,769			$476,923	(2)	$75,000	(3)	$—		$28,826	(4)	$1,251,519
Marie Fogel Senior Vice President, Chief Merchandising and Manufacturing Officer	2024	$636,923			$—		$—		$313,600	(5)	$16,567	(6)	$967,090
	2023	$630,000			$—		$—		$—	(7)	$174,320	(8)	$804,320
Lee Meiner, Senior Vice President, Chief People Officer	2024	$465,000		$			$—		$195,300	(9)	$16,515	(10)	$672,200
	2023	$450,000			$—		$—		$—	(11)	$244,548	(12)	694,548
Jonathan “Jack” Schwefel Former Chief Executive Officer and Director (Former Principal Executive Officer)	2024	$129,231	(13)		$—		$—		$—	(14)	$270,968	(15)	$400,199
	2023	$800,000	(16)		$—		$—		$—	(17)	$222,341	(18)	$1,022,341

(1)
Reflects the aggregate grant date fair value of the equity awards. All assumptions made in the valuation are discussed in Note 4 of our audited consolidated financial statements included in the Annual Report accompanying this Proxy Statement.
(2)
Reflects a discretionary cash bonus authorized and directed by the Compensation Committee to be paid to Mr. Stefko for his services as Interim Chief Executive Officer.
(3)
Represents the Fair Value of 45,455 RSUs granted to Mr. Stefko on June 5, 2024, which grant was authorized and directed by the Board on June 5, 2024 as compensation for Mr. Stefko's service as member of the Board. Effective February 3, 2025, the Board authorized and directed the acceleration of all granted and unvested RSUs remaining under such grant as consideration for Mr. Stefko's services as Interim Chief Executive Officer.
(4)
Reflects the value of clothing allowance, 401(k) contributions made by the Company and executive life insurance premiums paid by the Company. In addition, Mr. Stefko received a pro-rated annual retainer of $12,500 for the period of his service as a member of the Board of Directors during fiscal 2024 prior to his appointment as Interim Chief Executive Officer.
(5)
Reflects a cash bonus to be paid to Ms. Fogel for the achievement of targeted objectives under the 2024 Bonus Plan.
(6)
Reflects the value of a clothing allowance, 401(k) contributions made by the Company and executive life insurance premiums paid by the Company.
(7)
No cash bonus was earned by Ms. Fogel under the 2023 Bonus Plan.
(8)
Reflects the value of $157,500 earned as a retention payment and clothing allowance, 401(k) contributions made by the Company and executive life insurance premiums paid by the Company.
(9)
Reflects a cash bonus to be paid to Mr. Meiner for the achievement of targeted objectives under the 2024 Bonus Plan.
(10)
Reflects the value of a clothing allowance, 401(k) contributions made by the Company and executive life insurance premiums paid by the Company.

(11)
No cash bonus was earned by Mr. Meiner under the 2023 Bonus Plan.
(12)
Reflects the value of $225,000 earned as a retention payment and clothing allowance, 401(k) contributions made by the Company and executive life insurance premiums paid by the Company.
(13)
Amounts reflect the salary earned by Mr. Schwefel until he departed the Company on March 26, 2024. At the time of Mr. Schwefel’s departure as Chief Executive Officer, his base salary was $800,000 and his payout opportunity under the 2024 Bonus Plan (as a percentage of base salary) was 100%.
(14)
No cash bonus was earned by Mr. Schwefel under the 2024 Bonus Plan.
(15)
Reflects the value of $266,667 earned in salary continuation pursuant to the terms of Mr. Schwefel's severance agreement and a clothing allowance, 401(k) contributions made by the Company and executive life insurance premiums paid by the Company.
(16)
Amounts reflect the salary earned by Mr. Schwefel as Chief Executive Officer for the entire fiscal 2023. Mr. Schwefel departed the Company on March 26, 2024.
(17)
No cash bonus was earned by Mr. Schwefel under the 2023 Bonus Plan.
(18)
Reflects the value of $200,000 earned as a retention payment and a clothing allowance, 401(k) contributions made by the Company and executive life insurance premiums paid by the Company.

Employment Agreements

David Stefko, Interim Chief Executive Officer. In connection with his appointment on March 26, 2024 as Interim Chief Executive of the Company, Vince entered into an employment agreement with Mr. Stefko. The agreement provided for "at will" employment with a monthly salary of approximately $67,000. Mr. Stefko was also eligible to participate in the Company’s annual incentive plan on a discretionary basis. While serving as Interim Chief Executive Officer, Mr. Stefko was not eligible for, nor did he receive, any compensation for his service as a director of the Company, other than the standard annual equity grant for directors (See “Director Compensation” for more information) and reimbursement for reasonable out-of-pocket expenses incurred in connection with his service as a member of the Board of Directors of the Company.

On February 3, 2025, the Board of Directors of the Company approved the appointment of Brendan Hoffman to serve as the Chief Executive Officer of the Company, effective February 6, 2025, and Mr. Stefko resigned from the position of Interim Chief Executive Officer of the Company, effective February 6, 2025.

Marie Fogel, Senior Vice President, Chief Merchandising and Manufacturing Officer. Vince entered into an employment agreement with Ms. Fogel on January 10, 2017. The employment agreement was amended in July 2017 to provide for a base salary of $400,000. The employment agreement was again amended in June 2018 to provide for a base salary of $600,000, which may be increased upon an annual review by the Board of Directors or the Compensation Committee, effective July 2018, and a one-time equity grant of 12,500 RSUs. The employment agreement was again amended in March 2021 to change Ms. Fogel’s title to Senior Vice President, Chief Merchandising and Manufacturing Officer. Ms. Fogel is also eligible to participate in the Company’s annual incentive plan each year with a target bonus opportunity of 70% of her base salary.

In the event Ms. Fogel’s employment is terminated without cause, she would be eligible to receive: (i) her base salary during a period ending on the earlier of the 12-month anniversary of her termination date or the date other employment is secured, and (ii) the employer-portion of the monthly premiums during the salary continuation period associated with the continued health benefit coverage under COBRA upon timely election. Ms. Fogel’s employment agreement also provides that, during the term of her employment and for a period of 12 months thereafter, she generally will not own, manage, operate, control, be employed by or render services to certain of our competitors or any of their successors or affiliates (the “Non-Competition Covenant”). Further, during the 12-month period after the termination of her employment, Ms. Fogel will not: (i) solicit or induce any of our employees, representatives or agents to leave such employment or retention or to accept employment with or render services to or with any other person, firm, corporation or other entity unaffiliated with us or hire or retain such employee, representative or agent or take any action to materially assist or aid another person, firm, corporation or other entity in identifying, hiring or soliciting such employee, representative or agent, or (ii) interfere, or aid or induce any other person or entity in interfering with the relationship between us and any of our vendors, joint-venture partners or licensors (the “Non-Solicit, Non-Interference Covenant”).

Lee Meiner, Senior Vice President, Chief People Officer. Vince entered into an employment agreement with Mr. Meiner on May 23, 2019, effective June 3, 2019. The employment agreement was amended in March 2021 to provide for a base salary of $400,000, effective September 2020. Mr. Meiner is also eligible to participate in the Company's annual incentive plan each year with a target bonus opportunity of 60% of the base salary.

In the event Mr. Meiner's employment is terminated without cause, he would be eligible to receive: (i) his base salary during a period ending on the earlier of the 12-month anniversary of his termination date or the date other employment is secured, and (ii) the employer-portion of the monthly premiums during the salary continuation period associated with the continued health benefit coverage under COBRA upon timely election. Mr. Meiner's employment agreement also includes the Non-Competition Covenant and the Non-Solicit, Non-Interference Covenant during his employment and 12 months thereafter.

Jonathan “Jack” Schwefel, Chief Executive Officer and Director. Mr. Schwefel departed the Company on March 26, 2024. The Company entered into a severance agreement and release with Mr. Schwefel, which included the right to receive his base salary during a period ending on the earlier of the four month anniversary of his termination date and the date on which he secures replacement employment. The restrictive covenants in Mr. Schwefel’s employment agreement, including the non-competition, non-solicitation, and non-interference and confidentiality restrictions remained in effect and continued under the terms of the severance agreement, except that the Non-Competition Covenant and the Non-Solicit, Non-Interference Covenant remained in effect during his employment and for four months thereafter.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding outstanding equity awards of the Company held by our named executive officers at the end of fiscal 2024:

Stock Awards
Name	Grant Date (1)	Number of shares or units of stock that have not vested (#) (1)	Market value of shares or units of stock that have not vested ($) (2)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
David Stefko	June 5, 2024 (3)	45,455	$160,456	—	—
Marie Fogel	— (4)	—	—	—	—
Lee Meiner	— (4)	—	—	—	—
Jonathan “Jack” Schwefel	— (5)	—	—	—	—

(1)
Any shares of our common stock that any named executive receives upon vesting of RSUs will be subject to the Company's executive stock ownership guidelines.
(2)
The amounts are based on $3.53 per share, which was the closing market price of our common stock on the last trading day of fiscal 2024.
(3)
These shares represent RSUs that are subject to the terms of the Vince 2013 Incentive Plan and that certain grant agreement authorized and directed by the Board on June 5, 2024. Effective February 3, 2025, the Board authorized and directed the acceleration of all granted and unvested RSUs remaining under such grant for Mr. Stefko's services as Interim Chief Executive Officer.
(4)
Under the terms of the Vince 2013 Incentive Plan and pursuant to each applicable grant agreement, all outstanding equity awards of the Company held immediately prior to the close of the P180 Acquisition on January 22, 2025 (the "P180 Closing Date") vested on the P180 Closing Date. Accordingly, Ms. Fogel and Mr. Meiner did not hold any outstanding equity awards at the end of fiscal 2024.
(5)
Mr. Schwefel departed from the Company on March 26, 2024. In accordance with the terms of the applicable grant agreements, Mr. Schwefel's unvested RSUs were forfeited upon his departure.

401(k) Plan

During fiscal 2024, we maintained a defined contribution 401(k) Plan, as well as various group health and welfare programs that were generally available to all our employees, including the named executive officers.

Under the 401(k) plan, eligible employees electing to participate may contribute up to 100% of their pretax income, subject to Internal Revenue Service (“IRS”) rules limiting an individual’s total contributions and the application of IRS tests designed to ensure that the plan does not discriminate in favor of highly compensated employees. We match 50% up to the first 3% of the employee’s deferral.

Severance Benefits

Upon certain types of terminations of employment, severance benefits may be payable to our named executive officers. Severance benefits paid or payable to the named executive officers are addressed in each named executive officer’s employment agreement or severance agreement, as applicable. See “— Employment Agreements.”

Pay versus Performance

The following tables and related disclosures provide information about (i) the “total compensation” of our principal executive officer (“PEO”) and our other named executive officers (“Other NEOs”) as presented under “—Summary Compensation Table” (the “SCT Amounts”), (ii) the “compensation actually paid” to our PEO and our Other NEOs, as calculated pursuant to the SEC’s pay-versus-performance rules (the “CAP Amounts”), (iii) certain financial performance measures, and (iv) the relationship of the CAP Amounts to those financial performance measures.

This disclosure has been prepared in accordance with Item 402(v) of Regulation S-K under the Exchange Act and does not necessarily reflect value actually realized by the executives or how our Compensation Committee evaluates compensation decisions in light of company or individual performance. For discussion of how our executive compensation program is designed to align pay with the achievement of our annual and long-term financial and operational goals and recognize individual achievements, please see “—Executive Compensation Design Overview”.

Year (a)	Summary Compensation Table Total for PEO (1) (b)		Compensation Actually Paid to PEO (1)(2) (c)		Average Summary Compensation Table Total for Non-PEO NEOs(1)(2) (d)	Average Compensation Actually Paid to Non-PEO NEOs (1)(2) (e)	Value of Initial Fixed $100 Investment Based on: Company Total Shareholder Return (f)	Net Income (Loss) (millions) (g)
	PEO #1	PEO #2	PEO #1	PEO#2
2024	$400,199	1,251,519	223,608	1,262,749	$819,645	792,923	$ 41.53	$ (19,047)
2023	$1,022,341	N/A	766,127	N/A	$731,616	665,213	$ 40.12	$ 25,427
2022	$1,102,043	N/A	$1,071,793	N/A	$817,667	770,157	$ 91.06	$ (38,346)

_______________________

(1)
For fiscal 2024, 2023 and 2022, our PEO and Other NEOs were as follows:

Fiscal Year	PEO#1	PEO#2	Other NEOs
2024	Jonathan "Jack" Schwefel, Chief Executive Officer*	David Stefko, Interim Chief Executive Officer**	Marie Fogel, SVP, Chief Merchandising and Manufacturing Officer Lee Meiner, SVP, Chief People Officer
2023	Jonathan "Jack" Schwefel, Chief Executive Officer*	N/A	Marie Fogel, SVP, Chief Merchandising and Manufacturing Officer Lee Meiner, SVP, Chief Human Resources Officer Amy "Levy" Trooskin, Former Chief Financial Officer***
2022	Jonathan "Jack" Schwefel, Chief Executive Officer*	N/A	David Stefko, Chief Financial Officer Marie Fogel, SVP, Chief Merchandising and Manufacturing Officer

*	Mr. Schwefel departed from the Company on March 26, 2024.
**

During fiscal 2024, Mr. Stefko served as interim PEO from March 26, 2024. Mr. Stefko resigned from the position of Interim Chief Executive Officer of the Company and interim PEO, effective February 6, 2025.

***	Ms. Levy served as Chief Financial Officer from February 10, 2023 until June 30, 2023.

(2)
A reconciliation of Total Compensation from the Summary Compensation Table to Compensation Actually Paid to our CEO and our Other NEOs (as an average) for fiscal year 2024 is shown below:

Adjustments		2024
		PEO #1 ($)	PEO #2 ($)	Average Other NEOs ($)
Total Compensation from SCT		400,199	1,251,519	819,645
(Subtraction):	SCT amounts	-	(75,000)	-
Addition:	Fair value at year-end of awards granted during the covered fiscal year that are outstanding and unvested at year-end	-	160,456	-
Addition (Subtraction):	Change in fair value from prior fiscal year end to covered fiscal year end of awards granted in any prior fiscal year that are outstanding and unvested at year end	-	-	-
Addition:	Vesting date fair value of awards granted and vesting during such year	-	-	-
Addition (Subtraction):	Change as of the vesting date (from the end of the prior fiscal year) in fair value of awards granted in any prior fiscal year for which vesting conditions were satisfied during the covered year	-	(74,225)	(26,722)
(Subtraction):	Fair value at end of prior year of awards granted in any prior fiscal year that fail to meet the applicable vesting conditions during the covered year	(176,590)	-	-
Addition:	Dividends or other earnings paid on stock or option awards in the covered year prior to vesting if not otherwise included in the total compensation for the covered year	-	-	-
COMPENSATION ACTUALLY PAID (as calculated)		223,608	1,262,749	792,923
(3)
Total shareholder return is calculated based on a fixed investment of one hundred dollars measured from the market close on January 28, 2022 (the last trading day of fiscal 2021) through and including the end of each fiscal year reported in the table.

Relationship between Pay and Performance

Relationship Between Compensation Actually Paid to our PEO and the Average of the Compensation Actually Paid to the Other NEOs and the Company's Cumulative Total Shareholder Return ("TSR").

From fiscal years 2022 to 2023, the CAP Amounts for our PEO #1 and the average of the CAP Amounts for our Other NEOs decreased by 29% and 14%, respectively, compared to a 56% decrease in our TSR over the same time period. From fiscal years 2023 to 2024, (i) there is no relationship between the CAP Amounts for our PEO #1 and the Company's TSR because our PEO#1 departed the Company less than two months into fiscal year 2024 and more than half of the CAP Amount for our PEO #1 in fiscal year 2024 consisted of salary continuation pursuant to the terms of his severance agreement; (ii) there is no relationship between the CAP Amounts for our PEO #2 and the Company's TSR because our PEO #2 did not serve as our PEO in fiscal year 2023 and (iii) the average CAP Amounts for our Other NEOs increased by 39% and 19%, respectively, compared to a 4% increase in our TSR.

From fiscal years 2022 to 2024, (i) there is no relationship between the CAP Amounts for our PEO #1 and the Company's TSR because our PEO #1 departed the Company less than two months into fiscal year 2024 and more than half of the CAP Amount for our PEO #1 in fiscal year 2024 consisted of salary continuation pursuant the terms of his severance agreement; (ii) there is no relationship between the CAP Amounts for our PEO #2 and the Company's TSR because our PEO#2 did not serve as our PEO in fiscal year 2022; and (iii) the average of the compensation actually paid to the Other NEOs increased by 17% and 3%, respectively, compared to a 54% decrease in our TSR.

Relationship Between Compensation Actually Paid to our PEO and the Average of the Compensation Actually Paid to the Other NEOs and the Company’s Net Income.

From fiscal years 2022 to 2023, the CAP Amounts for our PEO #1 and the average of the compensation actually paid to the Other NEOs decreased by 29% and 14%, respectively, compared to a 166% increase from a Net Loss to Net Income over the same time period. From fiscal years 2023 to 2024, (i) there is no relationship between the CAP Amounts for our PEO #1 and the Company's Net Income because our PEO #1 departed the Company less than two months into fiscal year 2024 and more than half of the CAP Amount for our PEO #1 in fiscal year 2024 consisted of salary continuation pursuant the terms of his severance agreement; (ii) there is no relationship between the CAP Amounts for our PEO #2 and the Company's Net Income because PEO #2 did not serve as our PEO in fiscal year 2023 and (iii) the average CAP Amounts for our Other NEOs increased by 39% and 19%, respectively, compared to a 175% decrease from Net Income to Net Loss over the same time period.

From fiscal years 2022 to 2024, (i) there is no relationship between the CAP Amounts for our PEO #1 and the Company's Net Income because our PEO #1 departed the Company less than two months into fiscal year 2024 and more than half of the CAP Amount for our PEO #1 in fiscal year 2024 consisted of salary continuation pursuant the terms of his severance agreement; (ii) there is no relationship between the CAP Amounts for our PEO #2 and the Company's TSR because our PEO #2 did not serve as our PEO in fiscal year 2022; and (iii) the average CAP Amounts for our Other NEOs increased by 17% and 3%, respectively, compared to a 50% improvement in Net Loss over the same time period.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth, as of the end of fiscal 2024, the Company’s common stock that may be issued under the Company’s equity compensation plans, which are the Vince 2013 Incentive Plan and the Vince ESPP. Each of these plans has been approved by the Company’s stockholders. The Company does not maintain any equity compensation plans that have not been approved by its stockholders.

Plan Category	Number of securities to be issued upon the exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	366,399 (1)	$—	665,948 (3)
Equity compensation plans not approved by security holders	—	—	—
Total	366,399	$—	665,948

(1)
Consists of: (i) 0 issued and outstanding options under the Vince 2013 Incentive Plan, and (ii) 366,399 issued and outstanding RSUs under the Vince 2013 Incentive Plan.
(2)
Applicable only to outstanding stock options as outstanding RSUs do not have an exercise price.
(3)
Includes 635,312 shares issuable under the Vince 2013 Incentive Plan and 30,636 shares issuable under the Vince ESPP.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table contains information about the beneficial ownership of our common stock as of the Record Date:

•
each person, or group of persons, who beneficially owns more than 5% of our capital stock;
•
each of our named executive officers;
•
each of our directors; and
•
all directors and executive officers as a group.

For further information regarding material transactions between us and certain of our stockholders, see “Certain Relationships and Related Party Transactions” of this Proxy Statement.

Beneficial ownership and percentage ownership are determined in accordance with the rules and regulations of the SEC and include voting or investment power with respect to shares of our common stock. This information does not necessarily indicate beneficial ownership for any other purpose. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to restrictions or options held by that person that are currently exercisable or exercisable within 60 days of the Record Date are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to the following table or pursuant to applicable community property laws, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder’s name.

Our calculation of the percentages of beneficial ownership is based on 12,843,067 shares of our common stock outstanding on April 21, 2025. Unless otherwise indicated in the footnotes, the address of each of the individuals named below is: c/o Vince Holding Corp., 500 Fifth Avenue, 20th Floor, New York, New York 10110.

Name of Beneficial Owner	Shares Beneficially Owned Number	Percentage of Shares Beneficially Owned Percentage
5% Stockholder:
P180 Vince Acquisition Co. (1)	7,218,385	56.2%
Sun Capital (2)	1,262,933	9.8%

Named Executive Officers & Directors:
David Stefko (3)	235,289	1.8%
Marie Fogel	27,872	*
Lee Meiner	20,208	*
Jonathan “Jack” Schwefel (4)	28,867	*
Simon Furie	--	*
Kelly Griffin	--	*
Jerome Griffith (5)	80,162	*
Brendan Hoffman (6)(7)	7,245,427	56.4%
Robin Kramer (5)	51,932	*
Michael Mardy (5)	73,114	*
Eugenia Ulasewicz (5)	67,541	*
All Current Executive Officers and Directors as a Group (11 Persons):	7,839,334	61.0%

* Represents less than 1.0%.

(1)
Based on information provided in the Schedule 13D filed with the SEC by P180 Vince Acquisition Co. ("P180") on January 29, 2025 for shares held of record by P180 as of January 22, 2025. On January 22, 2025, P180 purchased 8,481,318 shares of common stock of the Company from affiliates of Sun Capital Partners, Inc. in a privately negotiated stock purchase transaction (the "P180 Transaction"). 1,262,933 of these purchased shares were held back at the closing by the affiliates of Sun Capital and all or a portion of such held back shares may be transferred to P180 in the future subject to certain conditions (the "Transfer Conditions") set forth in that certain Stock and Loan Purchase Agreement by and among P180, Sun Cardinal, LLC, SCSF Cardinal, LLC and SK Financial Services, LLC. As of April 21, 2025, 631,466 of the 1,262,933 shares of Common Stock held back by Sun Capital are no longer subject to the Transfer Conditions.

(2)
Based on information provided in the Form 4s filed by each of Sun Cardinal, LLC ("Sun Cardinal"), SCSF Cardinal, LLC ("SCSF Cardinal") and SK Financial Services, LLC ("SK Financial"), Rodger Krouse, and Marc Leder on January 24, 2025. Includes shares held back by Sun Cardinal, SCSF Cardinal, and SK Financial in connection with the P180 Transaction. Such held back shares (or a portion thereof) may be transferred to P180 in the future subject to the Transfer Conditions. As of April 21, 2025, 631,466 of the 1,262,933 shares of Common Stock held back by Sun Capital are no longer subject to the Transfer Conditions. 21,980 shares are held of record by SK Financial. SK Financial is jointly owned by Sun Capital Partners V, L.P. ("SCP V"), Sun Capital Securities Offshore Fund, Ltd. ("SCSF Offshore") and Sun Capital Securities Fund, L.P. ("SCSF LP"). Through a revocable trust, each of Messrs. Rodger R. Krouse and Marc J. Leder own fifty percent (50%) of Sun Capital Partners V, Ltd., which is the general partner of Sun Capital Advisors V, L.P., which is the general partner of SCP V. Each of Messrs. Krouse and Leder also controls, through his revocable trust, 50% of the membership interest in Sun Capital Securities, LLC, which in turn is the general partner of Sun Capital Securities Advisors, L.P., which is in turn the general partner of SCSF LP. SCP V owns all of the ownership interests in Sun Cardinal. As a result, Messrs. Krouse and Leder (and/or their respective living trusts), Sun Partners V Ltd, Sun Advisors V and Sun Partners V LP may be deemed to have indirect beneficial ownership of the securities owned directly by Sun Cardinal. Each of Messrs. Krouse and Leder also controls, indirectly through their respective living trusts, 50% of the membership interests in Sun Capital Securities, LLC (“SCSF LLC”), which in turn is the general partner of Sun Capital Securities Advisors, LP (“SCSF Advisors”), which in turn is the general partner of SCSF LP. As a result, Messrs. Krouse and Leder (and their respective living trusts), SCSF LLC, SCSF Advisors, SCSF LP and SCSF Offshore may be deemed to have indirect beneficial ownership of the securities directly owned by SCSF Cardinal. Further, each of Messrs. Krouse and Leder (and their respective living trusts), SCSF LLC, SCSF Advisors, SCSF LP and SCSF Offshore may be deemed to have indirect beneficial ownership of the securities directly owned by SK Financial Services. Each of Messrs. Krouse and Leder (and their respective living trusts), Sun Partners V Ltd, Sun Advisors V, Sun Partners V LP, SCSF LLC, SCSF Advisors, SCSF LP and SCSF Offshore expressly disclaims beneficial ownership of any securities in which they do not have a pecuniary interest. The business address for Messrs. Krouse and Leder, Sun Partners V Ltd, Sun Advisors V, Sun Partners V LP, SCSF LLC, SCSF Advisors, SCSF LP and SCSF Offshore is c/o Sun Capital Partners, Inc., 5200 Town Center Circle, 4th Floor, Boca Raton, FL 33486.
(3)
During fiscal 2024, Mr. Stefko served as Interim Chief Executive Officer from March 26, 2024 through February 6, 2025, when Mr. Stefko resigned from the position of Interim Chief Executive Officer of the Company.
(4)
Mr. Schwefel departed from the Company on March 26, 2024. Mr. Schwefel’s unvested RSUs were forfeited upon his departure.
(5)
Includes the following RSUs that have vested or will vest within 60 days of April 21, 2025: 23,266 RSUs granted to Mr. Griffith, 23,266 RSUs granted to Ms. Kramer, 23,266 RSUs granted to Mr. Mardy and 23,266 RSUs granted to Ms. Ulasewicz.
(6)
Based on information provided in the Schedule 13D filed with the SEC by P180 on January 22, 2025 and Form 3/A filed by Mr. Hoffman on February 5, 2025. P180, Inc. ("P180 Parent") owns 100% of the equity interests of P180. Mr. Hoffman owns a majority of the common equity interests of P180 Parent and is a director of P180 Parent and P180. On January 22, 2025, P180 purchased 8,481,318 shares of common stock of the Company from affiliates of Sun Capital Partners, Inc. pursuant to the P180 Transaction. 1,262,933 of these purchased shares were held back at the closing by the affiliates of Sun Capital and all or a portion of such shares may be transferred to P180 subject to the Transfer Conditions. As of April 21, 2025, 631,466 of the 1,262,933 shares of Common Stock held back by Sun Capital are no longer subject to the Transfer Conditions.
(7)
Includes 27,042 shares of common stock of the Company previously granted to Mr. Hoffman in connection with and during his prior employment by the Company between October 2015 and August 2020.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Operating Agreement

On May 25, 2023, in connection with the closing (the "Closing") of the Asset Sale pursuant to the Intellectual Property Asset Purchase Agreement (the "Asset Purchase Agreement"), dated as of April 21, 2023, by and among V Opco, LLC, ABG Vince, the Company and ABG Intermediate Holdings 2 LLC, V Opco, LLC and ABG Vince entered into an Amended and Restated Limited Liability Company Agreement of ABG-Vince LLC (the "Operating Agreement"), which, among other things, provides for the management of the business and the affairs of ABG Vince, the allocation of profits and losses, the distribution of cash of ABG Vince among its members and the rights, obligations and interests of the members to each other and to V Opco, LLC.

The Company accounts for its 25% interest in ABG Vince under the equity method. In applying the equity method, the Company recorded the initial investment at cost and subsequently increases or decreases the carrying amount of the investment by the Company's proportionate share of net income or loss. Distributions received from ABG Vince are recognized as a reduction of the carrying amount of the investment. The Company's proportionate share of ABG Vince's net income or loss is recorded within Equity in net income of equity method investment on the Consolidated Statements of Operations and Comprehensive Income (Loss). The carrying value for the Company's investment in ABG Vince is recorded within Equity method investment on the Consolidated Balance Sheets. The Company records its share of net income or loss using a one-month lag. This convention does not materially impact the Company's results.

The Company reviews its investment in ABG Vince for impairment when events or changes in circumstances indicate that an other-than-temporary decline in value may have occurred. If the carrying value of the investment exceeds its fair value and the loss in value is other than temporary, the investment is considered impaired and reduced to fair value, and the impairment is recognized in the period identified. Factors providing evidence of such a loss include changes in ABG Vince's operations or financial condition, significant continuing losses, and significant negative economic conditions, among others. During the fiscal years 2024 and 2023 there was no impairment of the investment in ABG Vince.

During fiscal 2024 and 2023, the Company received $3.395 million and $1.341 million, respectively, of cash distributions under the Operating Agreement.

License Agreement

On May 25, 2023, in connection with the Closing, V Opco, LLC and ABG Vince entered into a License Agreement (the "License Agreement"), which provides V Opco, LLC with a license to use the Licensed Property in the Territory, which is defined as the United States, Canada, Andorra, Austria, Germany, Switzerland, Belgium, Netherlands, Luxembourg, France, Monaco, Liechtenstein, Italy, San Marino, Vatican City, Iceland, Norway, Denmark, Sweden, Finland, Spain, Portugal, Greece, Republic of Cyprus (excluding Northern Cyprus), United Kingdom, Ireland, Australia, New Zealand, Mainland China, Hong Kong, Macau, Taiwan, Singapore, Japan and Korea (the "Core Territory"), together with all other territories (the "Option Territory"), to the Approved Accounts (each as defined in the License Agreement). V Opco, LLC is required to operate and maintain a minimum of 45 Retail Stores and Shop-in-Shops (as defined in the License Agreement) in the Territory. The Option Territory may be changed unilaterally by ABG Vince at any time after the effective date of the License Agreement.

Additionally, the License Agreement provides V Opco, LLC with a license to use the Licensed Property to design, manufacture, promote, market, distribute, and sell ready-to-wear Sportswear Products and Outerwear Products (the "Core Products") and Home Décor and Baby Layettes (the "Option Products," together with the Core Products, the "Licensed Products"), which Option Products may be changed unilaterally by ABG Vince at any time after the effective date of the License Agreement.

The initial term of the License Agreement began on May 25, 2023, the date on which the Closing actually occurred, and ends at the end of the Company's 2032 fiscal year, unless sooner terminated pursuant to the terms of the License Agreement. V Opco, LLC has the option to renew the License Agreement on the terms set forth in the License Agreement for eight consecutive periods of ten years each, unless the License Agreement is sooner terminated pursuant to its terms or V Opco, LLC is in material breach of the License Agreement and such breach has not been cured within the specified cure period. V Opco, LLC may elect not to renew the term for a renewal term.

V Opco, LLC is required to pay ABG Vince a royalty on net sales of Licensed Products and committed to an annual guaranteed minimum royalty of $11,000 and annual minimum net sales as specified in the License Agreement, in each case, during the initial term of the License Agreement, except that the guaranteed minimum royalty and minimum net sales for the first contract year during the initial term was prorated to the period beginning on the Closing Date and ended at the end of the Company's 2023 fiscal year. The annual guaranteed minimum royalty and annual minimum net sales for each subsequent renewal term is equal to the greater of (i) a percentage as set forth in the License Agreement of the guaranteed minimum net royalty or the minimum net sales (as applicable) of the immediately preceding contract year, and (ii) the average of actual Royalties (as defined in the License Agreement, with respect to the guaranteed minimum royalty) or actual Net Sales (as defined in the License Agreement, with respect to the annual minimum net sales) during certain years as set forth in the License Agreement of the preceding initial term or renewal term (as applicable). V Opco, LLC is required to pay royalties comprised of a low single digit percentage of net sales arising from retail and e-commerce sales of Licensed Products and a mid single digit percentage of net sales arising from wholesale sales of such Licensed Products.

In the event that the annual guaranteed minimum royalty paid to ABG Vince in any given contract year is greater than the actual royalties earned by ABG Vince in the same contract year, the difference between the royalty actually earned and the annual guaranteed minimum royalty paid is credited for the next two contract years against any amount of royalty earned by ABG Vince in excess of the annual guaranteed minimum royalty paid during each such contract year, if any.

During fiscal 2024 and 2023, the Company paid $10.811 million and $6.945 million, respectively, under the License Agreement. As of February 1, 2025 and February 3, 2024, $3.513 million and $361,000 respectively, of accrued royalty expense was included within Other accrued expenses on the Company's Consolidated Balance Sheets.

P180 Expense Reimbursement

On January 22, 2025, P180 Vince Acquisition Co. purchased 8,481,318 shares of common stock of the Company, which constituted approximately 67% of the Company’s outstanding common stock, from affiliates of Sun Capital in a privately negotiated stock purchase transaction (the “P180 Acquisition”) for approximately $19.8 million in cash. 1,262,933 of these purchased shares were held back at the closing by the affiliates of Sun Capital and all or a portion of such shares will be transferred to P180 in the event the remaining outstanding obligations under the Sun Amended Credit Agreement are purchased by P180 (or any of its affiliates or designees) from SK Financial Services, or otherwise repaid in full, prior to September 22, 2025. P180 will forfeit its right to, and such affiliates of Sun Capital will be entitled to retain, a portion of such held back shares if such purchase or repayment occurs after January 24, 2025, and P180 will forfeit its right to all held back shares if such purchase or repayment does not occur on or prior to September 22, 2025. The affiliates of Sun Capital agreed to various voting, transfer and other restrictions on the held back shares. As of February 1, 2025, the remaining outstanding obligations under the Sun Amended Credit Agreement have not been repurchased by P180 (or any of its affiliates or designees) from SK Financial Services and therefore 252,587 of the shares held back have been forfeited by P180 as of February 1, 2025.

In connection with the P180 Acquisition P180 agreed to reimburse the Company for certain fees and expenses incurred in connection with such transactions, including the Company's legal fees as well as the consent fee to BofA under the 2023 Revolving Credit Facility (as defined below). As of February 1, 2025, the Company had recorded approximately $614,000 of outstanding reimbursements with P180, which are included in Trade receivables.

CaaStle Platform Services

On September 7, 2018, V Opco and CaaStle Inc. (“CaaStle”) entered into a platform services agreement, whereby CaaStle provided logistical services for the Company's Vince Unfold clothing rental service. The agreement was amended on November 1, 2024. Prior to the P180 Acquisition, CaaStle was an unrelated party to the Company. Due to CaaStle’s relationship with P180, as a result of the P180 Acquisition, CaaStle is considered a related party to the Company as of February 1, 2025. Subsequently, due to organizational changes at CaaStle and P180, CaaStle is no longer considered a related party to the Company.

During fiscal 2024, the Company recognized $1.1 million of net sales, $38,000 of cost of products sold and $625,000 of SG&A expenses from the arrangement. During fiscal 2023, the Company recognized $2.81 of net sales, $1.299 million of cost of products sold, and $1.288 of SG&A expenses from the arrangement. As of February 1, 2025 and February 3, 2024, $24,000 and $189,000 of outstanding amounts due from CaaStle were included in Trade receivables on the Consolidated Balance Sheets.

On April 24, 2025, the Company terminated the Vince Unfold program and the platform services agreement in its entirety.

Third Lien Credit Agreement

On December 11, 2020, V Opco, LLC entered into a $20 million subordinated term loan credit facility (the “Third Lien Credit Facility”) pursuant to a credit agreement (the “Third Lien Credit Agreement”), as amended from time to time, dated December 11, 2020, by and among V Opco, LLC, as borrower, the Company and Vince Intermediate Holding, LLC ("Vince Intermediate"), as guarantors, and SK Financial Services, LLC (“SK Financial”), as administrative agent and collateral agent, and other lenders from time to time party thereto. The proceeds were received on December 11, 2020 and were used to repay a portion of the borrowings outstanding under that certain $80 million senior secured revolving credit facility (the "2018 Revolving Credit Facility") pursuant to a credit agreement, as amended and restated from time to time by and among V Opco, LLC, as the borrower, the Company and Vince Intermediate, as guarantors, Citizens Bank, N.A., as administrative agent and collateral agent, and the other lenders from time to time party thereto.

SK Financial is an affiliate of Sun Capital. The Third Lien Credit Facility was reviewed and approved by the Special Committee of the Company's Board of Directors, consisting solely of directors not affiliated with Sun Capital, which committee was represented by independent legal advisors. Immediately prior to the P180 Acquisition, the affiliates of Sun Capital owned approximately 67% of the Company's common stock.

Interest on loans under the Third Lien Credit Facility is payable in kind at a rate revised in connection with the Third Lien Third Amendment (as defined and discussed below) to be equal to the Daily Simple SOFR, subject to a credit spread adjustment of 0.10% per annum, plus 9.0%. During the continuance of certain specified events of default, interest may accrue on the loans under the Third Lien Credit Facility at a rate of 2.0% in excess of the rate otherwise applicable to such amount.

The Company had incurred $485,000 in deferred financing costs associated with the Third Lien Credit Facility of which a $400,000 closing fee is payable in kind and was added to the principal balance. These deferred financing costs were recorded as deferred debt issuance costs . In connection with the debt extinguishment (see below), unamortized debt issuance costs of $179,000 were included in the calculation of the gain on extinguishment.

All obligations under the Third Lien Credit Facility are guaranteed by the Company, Vince Intermediate and the Company's existing material domestic restricted subsidiaries as well as any future material domestic restricted subsidiaries and are secured on a junior basis relative to that certain $85 million senior secured revolving credit facility (the "2023 Revolving Credit Facility") pursuant to a Credit Agreement (the "2023 Revolving Credit Agreement") by and among V Opco, LLC, the guarantors named therein, Bank of America, N.A., ("BofA") as agent, the other lenders from time to time party thereto, and BofA Securities, Inc., as sole lead arranger and sole bookrunner by a lien on substantially all of the assets of the Company, Vince Intermediate, V Opco, LLC and the Company's existing material domestic restricted subsidiaries as well as any future material domestic restricted subsidiaries.

On April 21, 2023, V Opco, LLC entered into that certain Consent and Third Amendment to Credit Agreement (the "Third Lien Third Amendment"), which, among other things, (a) permitted the sale of the intellectual property of the Vince Business contemplated in the Asset Sale, (b) replaced LIBOR as an interest rate benchmark in favor of Daily Simple SOFR, subject to a credit spread adjustment of 0.10% per annum plus 9.0%, (c) amended the Third Lien Credit Agreement's maturity date to the earlier of (i) March 30, 2025 and (ii) 180 days after the maturity date under the 2018 Revolving Credit Facility, (d) reduced the capacity to incur indebtedness and liens, make investments, restricted payments and dispositions and repay certain indebtedness and (e) modified certain representations and warranties, covenants and events of default in respect of documentation related to the Asset Sale. The Third Lien Third Amendment became effective upon the consummation of the Asset Sale, the prepayment in full of that certain $35 million senior secured term loan credit facility pursuant to a Credit Agreement, as amended from time to time, by and among V Opco, LLC as borrower, the guarantors named therein, PLC Agent, LLC, as administrative agent and collateral agent, and the other lenders from time to time party thereto and other transactions contemplated by the Asset Purchase Agreement.

On June 23, 2023, V Opco, LLC entered into the Fourth Amendment (the "Third Lien Fourth Amendment") to the Third Lien Credit Agreement which, among other things, (a) extended the Third Lien Credit Agreement's maturity date to the earlier of (i) September 30, 2028 and (ii) 91 days prior to the earliest maturity date of any Material Indebtedness (as defined therein) other than the 2023 Revolving Credit Facility and (b) modified certain representations and warranties, covenants and events of default in respect of documentation conforming to the terms of the 2023 Revolving Credit Facility.

On January 22, 2025, V Opco entered into the Fifth Amendment (the "Third Lien Fifth Amendment") to the Third Lien Credit Agreement which, among other things, consents to the P180 Acquisition. On the same day, V Opco paid $15 million to SK Financial Services, LLC using proceeds from the 2023 Revolving Credit Facility, which resulted in a pay-down of $20 million of the Third Lien Credit Facility (the "Sun Debt Paydown”). In addition, in connection with the P180 Acquisition, P180 acquired and assumed $7 million of the Third Lien Credit Facility outstanding and immediately thereafter cancelled such $7 million (the “P180 Debt Forgiveness”). Following the Sun Debt Paydown and P180 Debt Forgiveness, the outstanding principal amount of the Third Lien Credit Facility was reduced by approximately $27 million, with $7.5 million remaining outstanding, which will continue to accrue payment-in-kind interest in accordance with, and otherwise be subject to, the terms and conditions therein.

SK Financial is an affiliate of Sun Capital, whose affiliates, prior to the P180 Acquisition, owned approximately 67% of the Company's common stock. Subsequent to the P180 Acquisition, SK Financial is no longer a related party.

Sun Capital Consulting Agreement

On November 27, 2013, the Company entered into an agreement with Sun Capital Management to (i) reimburse Sun Capital Management Corp. ("Sun Capital Management") or any of its affiliates providing consulting services under the agreement for out-of-pocket expenses incurred in providing consulting services to the Company and (ii) provide Sun Capital Management with customary indemnification for any such services.

The initial term of the agreement expired on November 27, 2023, the tenth anniversary of the Company's IPO, and the agreement currently is automatically extended on a year-to-year basis. Under the consulting agreement, the Company has no obligation to pay Sun Capital Management or any of its affiliates any consulting fees other than those which are approved by a majority of the Company's directors that are not affiliated with Sun Capital. To the extent such fees are approved in the future, the Company will be obligated to pay such fees in addition to reimbursing Sun Capital Management or any of its affiliates that provide the Company services under the consulting agreement for all reasonable out-of-pocket fees and expenses incurred by such party in connection with the provision of consulting services under the consulting agreement and any related matters. Reimbursement of such expenses shall not be conditioned upon the approval of a majority of the Company's directors that are not affiliated with Sun Capital Management and shall be payable in addition to any fees that such directors may approve.

Neither Sun Capital Management nor any of its affiliates are liable to the Company or the Company's affiliates, security holders or creditors for (1) any liabilities arising out of, related to, caused by, based upon or in connection with the performance of services under the consulting agreement, unless such liability is proven to have resulted directly and primarily from the willful misconduct or gross negligence of such person or (2) pursuing any outside activities or opportunities that may conflict with the Company's best interests, which outside activities the Company consents to and approves under the consulting agreement, and which opportunities neither Sun Capital Management nor any of its affiliates will have any duty to inform the Company of. In no event will the aggregate of any liabilities of Sun Capital Management or any of its affiliates exceed the aggregate of any fees paid under the consulting agreement.

In addition, the Company is required to indemnify Sun Capital Management, its affiliates and any successor by operation of law against any and all liabilities, whether or not arising out of or related to such party's performance of services under the consulting agreement, except to the extent proven to result directly and primarily from such person's willful misconduct or gross negligence. The Company is also required to defend such parties in any lawsuits which may be brought against such parties and advance expenses in connection therewith. In the case of affiliates of Sun Capital Management that have rights to indemnification and advancement from affiliates of Sun Capital, the Company agrees to be the indemnitor of first resort, to be liable for the full amounts of payments of indemnification required by any organizational document of such entity or any agreement to which such entity is a party, and that the Company will not make any claims against any affiliates of Sun Capital Partners for contribution, subrogation, exoneration or reimbursement for which they are liable under any organizational documents or agreement. Sun Capital Management may, in its sole discretion, elect to terminate the consulting agreement at any time. The Company may elect to terminate the consulting agreement if SCSF Cardinal, Sun Cardinal, or any of their respective affiliates' aggregate ownership of the Company's equity securities falls below 30%.

During fiscal 2024 and fiscal 2023, the Company incurred expenses of $37,000 and $10,000, respectively, under the Sun Capital Consulting Agreement. Subsequent to the P180 Acquisition, Sun Capital is no longer a related party and the agreement is no longer operative per the terms thereof.

Indemnification Agreements

The Company has entered into indemnification agreements with each of its executive officers and directors. The indemnification agreements provide the executive officers and directors with contractual rights to indemnification, expense advancement and reimbursement, to the fullest extent permitted under the DGCL.

Amended and Restated Certificate of Incorporation

The Company’s amended and restated certificate of incorporation provides that for so long as affiliates of Sun Capital own 30% or more of the Company’s outstanding shares of common stock, Sun Cardinal, a Sun Capital affiliate, has the right to designate a majority of the Company’s Board of Directors. For so long as Sun Cardinal has the right to designate a majority of the Company’s Board of Directors, the directors designated by Sun Cardinal are expected to constitute a majority of each committee of the Company’s Board of Directors (other than the Audit Committee), and the chairperson of each of the committees (other than the Audit Committee) is expected to be a director serving on the committee who is selected by affiliates of Sun Capital, provided that, at such time as the Company is not a “controlled company” under the NYSE corporate governance standards, the Company’s committee membership will comply with all applicable requirements of those standards and a majority of the Company’s Board of Directors will be “independent directors,” as defined under the rules of the NYSE, subject to any applicable phase in requirements.

Second and Third Amended and Restated Bylaws

On January 22, 2025, the Board approved an amendment and restatement of the Company’s bylaws (the “Second Amended and Restated Bylaws”) to provide P180, following the P180 Acquisition, with the right to designate (i) a majority of the directors of the Board, (ii) the Chairman of the Board, and (iii) the chairman of each committee of the Board, in each case for so long as P180 continues to beneficially own at least thirty percent (30%) of the Company’s outstanding common stock. Subsequently, on April 4, 2025, the Board approved an amendment and restatement of the Second Amended and Restated Bylaws to remove such rights granted to P180 under the Second Amended and Restated Bylaws.

Statement of Policy Regarding Transactions with Related Persons

Our written statement of policy with respect to related party transactions is administered by our Nominating and Corporate Governance Committee. Under our related party transaction policy, a “Related Party Transaction” is any transaction, arrangement or relationship between us or any of our subsidiaries and a Related Person not including any transactions involving less than $120,000 when aggregated with all similar transactions, or transactions that have received pre-approval of the Nominating and Corporate Governance Committee. A “Related Person” is any of our executive officers, directors or director nominees, any stockholder beneficially owning in excess of 5% of our stock or securities exchangeable for our stock, any immediate family member of any of the foregoing persons, and any firm, corporation or other entity in which any of the foregoing persons is an executive officer, a partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest in such entity.

Pursuant to our related party transaction policy, a Related Party Transaction may only be consummated or may only continue if:

•
our Nominating and Corporate Governance Committee approves or ratifies such transaction in accordance with the terms of the policy; or
•
the chair of our Nominating and Corporate Governance Committee, or any member of the Committee as designated by the Committee, pre-approves or ratifies such transaction provided that for the Related Party Transaction to continue it must be subsequently ratified by our Nominating and Corporate Governance Committee at its next regularly scheduled meeting.

If advance approval of a Related Party Transaction is not feasible, then that Related Party Transaction will be considered and, if our Nominating and Corporate Governance Committee determines it to be appropriate, ratified, at its next regularly scheduled meeting. If we decide to proceed with a Related Party Transaction without advance approval, then the terms of such Related Party Transaction must permit termination by us without further material obligation in the event our ratification is not forthcoming at our next regularly scheduled meeting.

Transactions with related persons that are not classified as Related Party Transactions by our related party transaction policy and thus not subject to its review and approval requirements, may still need to be disclosed if required by the applicable securities laws, rules and regulations.

OTHER MATTERS

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors and officers, and other persons who beneficially own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of stock ownership and reports of changes in stock ownership. Based solely on our review of such reports and written representations from reporting persons, we believe that all reports were filed on a timely basis during fiscal 2024, except for the Statements of Beneficial Changes in Ownership on Form 4 of each of (i) Akiko Okuma filed on May 28, 2024 and David Stefko filed on July 25, 2024, each of which related to a single grant of RSUs; and (ii) Marie Fogel, Lee Meiner and Akiko Okuma filed on June 5, 2024, each of which related to the sale or withholding of shares to satisfy tax obligations upon the vesting of RSUs.

Proxy Solicitation

Our directors and officers may solicit proxies by telephone, electronic transmission and personally. Our directors and officers will not receive any special compensation for such services.

Stockholder Proposals

In order to submit stockholder proposals to be considered for inclusion in the Company’s proxy materials for its 2026 Meeting pursuant to Rule 14a-8 under the Exchange Act, proposals must be delivered to the Secretary at our principal executive offices, as indicated below, on or before January 2, 2026. Such proposals must also comply with all applicable provisions of Rule 14a-8 under the Exchange Act. As clearly indicated in the rules of the SEC, simply submitting a proposal does not guarantee its inclusion in the proxy materials.

Our third amended and restated bylaws also establish an advance notice procedure with regard to director nominations and stockholder proposals that are not submitted for inclusion in the proxy materials, but that a stockholder wishes to present directly at an annual meeting. To be properly brought before the 2026 Meeting, a notice of the nomination or other matters the stockholder wishes to present must be delivered to the Secretary at our principal executive offices, as indicated below, no earlier than the close of business on February 5, 2026 and no later than the close of business on March 9, 2026 and comply with the other provisions of our third amended and restated bylaws.

Vince Holding Corp.

Attention: Secretary

500 Fifth Avenue, 20th Floor

New York, New York 10110

In addition to satisfying the foregoing requirements, in order to comply with the universal proxy rules, a stockholder who intends to solicit proxies in support of director nominees for election at the next annual meeting, other than the Company’s nominees, must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 6, 2026.

Director’s Attendance at the Annual Meeting

The Company invites members of the Board of Directors to attend its annual stockholder meetings and requires that they make every effort to attend the annual meetings absent an unavoidable and irreconcilable conflict. All of the then current members of the Board of Directors attended the Company’s June 4, 2024 annual stockholder meeting.

Householding

We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single copy of the proxy materials to multiple stockholders who share the same address unless we have received contrary instructions from one or more of the stockholders. This procedure reduces our printing costs, mailing costs, and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of our proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these materials. To receive a separate copy, or, if a stockholder is receiving multiple copies, to request that we only send a single copy of the proxy materials, such stockholder may contact us at the following address or telephone number:

Vince Holding Corp.

Attention: Secretary

500 Fifth Avenue, 20th Floor

New York, New York 10110

(323) 421-5980

Stockholders who beneficially own shares of our common stock held in street name may contact their brokerage firm, bank, broker-dealer or other similar organization to request information about householding.

Fiscal 2024 Annual Report and SEC Filings

Our audited consolidated financial statements for fiscal 2024 are included in the Annual Report, which will be made available to stockholders with this Proxy Statement. This Proxy Statement and the Annual Report, as well as our other filings with the SEC, including our reports on Forms 10-K, 10-Q, 8-K and all amendments thereto, are posted on our website at https://investors.vince.com and are available from the SEC at its website at http://www.sec.gov. You may also obtain a copy of the Annual Report, this Proxy Statement or other SEC filings without charge by sending a written request to Vince Holding Corp. Attention: Secretary, 500 Fifth Avenue, 20th Floor, New York, New York 10110.

Other Business

Other than the four proposals described in this Proxy Statement, the Board of Directors does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named in the enclosed proxy card will have discretion to vote the shares of our common stock they represent in accordance with their own judgment on such matters.

VINCE HOLDING CORP. C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC. P.O. BOX 1342 BRENTWOOD, NY 11717 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on June 4, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/VNCE2025 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on June 4, 2025. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V75241-P33132 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. VINCE HOLDING CORP For All Withhold All For All Except To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees: 01) Kelly Griffin 02) Brendan Hoffman 03) Eugenia Ulasewicz The Board of Directors recommends you vote FOR proposals 2 and 3: For Against Abstain 2. The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2026. 3. To approve, by non-binding vote, the compensation of our named executive officers. The Board of Directors recommends you vote 1 YEAR on the following proposal: 1 Year 2 Years 3 Years Abstain 4. To approve, by non-binding vote, the frequency of future votes on the compensation of our named executive officers. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com V75242-P33132 VINCE HOLDING CORP. Annual Meeting of Stockholders June 5, 2025 @ 10:30 AM EDT This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Yuji Okumura and Akiko Okuma, or either of them, as proxies, each with the power to appoint their substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of VINCE HOLDING CORP. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:30 AM EDT on June 5, 2025, via a webcast to be accessed on the Internet by visiting www.virtualshareholdermeeting.com/VNCE2025, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side